EXHIBIT 99.1

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

among

BMC SOFTWARE, INC.,

MALTA MERGER SUBSIDIARY, INC.

and

MARIMBA, INC.

April 28, 2004

Agreement and Plan of Merger

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Agreement and Plan of Merger

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ARTICLE X
GENERAL PROVISIONS

Section 10.01	Effectiveness of Representations, Warranties and Agreements	43
Section 10.02	Notices	44
Section 10.03	Headings	45
Section 10.04	Severability	45
Section 10.05	Entire Agreement	46
Section 10.06	Assignment	46
Section 10.07	Parties in Interest	46
Section 10.08	Failure or Indulgence Not Waiver; Remedies Cumulative	46
Section 10.09	Governing Law; Venue; Waiver of Jury Trial	46
Section 10.10	Specific Performance	47
Section 10.11	Counterparts	47

ANNEXES

Annex A	Schedule of Defined Terms

EXHIBITS

Exhibit A	Form of Voting Agreement

Agreement and Plan of Merger

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AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of April 28, 2004 (this “Agreement”), is by and among BMC Software, Inc., a Delaware corporation (the “Parent”), Malta Merger Subsidiary, Inc., a Delaware corporation and a wholly owned direct subsidiary of the Parent (“Merger Sub”), and Marimba, Inc., a Delaware corporation (the “Company”). The Parent and Merger Sub are sometimes referred to herein as the “Parent Companies.”

RECITALS:

The respective Boards of Directors of the Company, the Parent and Merger Sub have deemed it advisable and in the best interests of the Company, the Parent and Merger Sub, as the case may be, and their respective stockholders that Merger Sub merge with and into the Company with the Company being the Surviving Corporation (as defined herein) in accordance with the terms and conditions of this Agreement (the “Merger”), and have approved this Agreement and the transactions contemplated hereby;

As an inducement to the Parent entering into this Agreement, certain Persons in their capacities as stockholders of the Company are concurrently with the execution and delivery of this Agreement entering into agreements in substantially the form attached hereto as Exhibit A (the “Voting Agreements”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Certain capitalized and other terms used in this Agreement are defined in Annex A hereto and are used herein with the meanings ascribed to them therein.

Section 1.02 Rules of Construction. Unless the context otherwise requires, as used in this Agreement: (a) an accounting term not otherwise defined has the meaning ascribed to it in accordance with GAAP; (b) “or” is not exclusive; (c) ”including” means “including, without limitation;” (d) words in the plural include the singular; (e) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement and (f) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement.

ARTICLE II

THE MERGER

Section 2.01 Statutory Merger. Upon the terms and subject to the conditions hereof and in reliance upon the representations, warranties, covenants and agreements contained herein, Merger Sub will be merged with and into the Company at the Effective Time in accordance with the provisions of the DGCL. The terms and conditions of the Merger and the mode of carrying the same into effect will be as set forth in this Agreement. As a result of the Merger, the separate corporate existence of Merger Sub will cease and the Company will continue its existence under the laws of the State of Delaware and in such capacity as the surviving corporation of the Merger is hereinafter sometimes referred to as the “Surviving Corporation.”

Agreement and Plan of Merger

Section 2.02 Effective Time. As soon as practicable on or after the Closing, the parties will cause the Merger to be consummated by filing a certificate of merger with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the “Certificate of Merger”). The Merger will become effective (the “Effective Time”) upon filing and acceptance of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as shall be agreed upon by the Parent and the Company and specified in the Certificate of Merger.

Section 2.03 Effect of the Merger. From and after the Effective Time, the effect of the Merger will be as provided in the applicable provisions of the DGCL.

Section 2.04 Certificate of Incorporation; Bylaws. The Certificate of Merger will provide that at the Effective Time (i) the certificate of incorporation of the Surviving Corporation as in effect immediately prior to the Effective Time shall be amended as of the Effective Time so as to contain the provisions, and only the provisions, contained immediately prior thereto in the certificate of incorporation of Merger Sub, except for Article I thereof, which shall read “The name of the corporation is “Marimba, Inc.,” and (ii) the bylaws of Merger Sub in effect immediately prior to the Effective Time will be the bylaws of the Surviving Corporation.

Section 2.05 Directors and Officers. From and after the Effective Time, the directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation, and the officers of the Merger Sub immediately prior to the Effective Time will be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

Section 2.06 Closing. The Closing will take place at the offices of Vinson & Elkins L.L.P., 2300 First City Tower, 1001 Fannin, Houston, Texas 77002, at 10:00 a.m., local time, on the next Business Day following the date on which all of the conditions set forth in Article VIII have been satisfied or waived or at such other place, time and date as the parties hereto may agree. The date on which the Closing occurs is referred to herein as the “Closing Date.”

ARTICLE III

CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

Section 3.01 Merger Consideration; Conversion and Cancellation of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the Parent Companies, the Company or the holders of any of their securities:

(a) Subject to the other provisions of this Article III, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding any Company Common Stock described in Section 3.01(b) or Dissenting Shares) will be automatically converted into the right to receive $8.25 in cash, without interest (“Merger Consideration”). All shares of Company Common Stock will, upon conversion thereof into the right to receive the Merger Consideration at the Effective Time, cease to be outstanding and will be automatically cancelled and retired. The holders of certificates previously evidencing Company Common Stock will cease to have any rights with respect to such Company Common Stock except as otherwise provided herein or by Law.

Agreement and Plan of Merger

(b) Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock, if any, owned by the Parent or any direct or indirect wholly owned Subsidiary of the Parent or of the Company immediately prior to the Effective Time will be cancelled and extinguished without conversion thereof.

(c) Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock, par value $.01 per share, of the Surviving Corporation.

Section 3.02 Surrender and Payment.

(a) Exchange Fund. Promptly following the Effective Time, the Parent will deposit, or cause to be deposited, with the Disbursing Agent, for the benefit of the former holders of Company Common Stock and for payment of the Merger Consideration in accordance with this Article III, cash in an amount equal to the product of the Merger Consideration and the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (exclusive of any such shares to be cancelled pursuant to Section 3.01(b)) (such amounts being referred to as the “Exchange Fund”). The Disbursing Agent shall invest the Exchange Fund as directed by the Parent. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable under Section 3.01(a) shall be promptly paid to the Parent.

(b) Letter of Transmittal. Promptly following the Effective Time, the Parent will cause the Disbursing Agent to mail to each record holder of Company Common Stock immediately prior to the Effective Time a letter of transmittal and other appropriate materials for use in surrendering to the Disbursing Agent certificates that prior to the Effective Time evidenced shares of Company Common Stock. Such letter of transmittal will specify that delivery will be effected, and risk of loss and title to the certificates formerly evidencing Company Common Stock will pass, only upon delivery of such certificates to the Disbursing Agent and shall be in such form and have such other provisions as the Parent may reasonably specify.

(c) Payment Procedures. The Disbursing Agent will pay to each former holder of Company Common Stock, upon surrender to the Disbursing Agent for cancellation of one or more certificates that theretofore evidenced shares of Company Common Stock together with a duly executed letter of transmittal, the Merger Consideration payable in respect of such certificate or certificates, after giving effect to any required withholding taxes. No interest will be paid or accrued on the cash payable upon the surrender of such certificate or certificates. If payment is to be made to a Person other than the Person in whose name the surrendered certificate or certificates are registered, it will be a condition of payment that the surrendered certificate or certificates will be properly endorsed, with signatures guaranteed, or otherwise in proper form for transfer and that the Person requesting such payment will pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of the surrendered certificate or certificates or such Person will establish to the satisfaction of the

Agreement and Plan of Merger

Parent that such Taxes have been paid or are not applicable. Until surrendered as contemplated by this Article III, each certificate that prior to the Effective Time evidenced shares of Company Common Stock (other than certificates evidencing shares described in Section 3.01(b) or Dissenting Shares) will be deemed at all times after the Effective Time to represent only the right to receive upon surrender thereof the applicable Merger Consideration.

(d) Lost, Stolen or Destroyed Certificates. If any certificate that prior to the Effective Time evidenced shares of Company Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificates to be lost, stolen or destroyed and, if required by the Parent, the posting by such Person of a bond in such reasonable amount as the Parent may direct as indemnity against any claim that may be made against it with respect to such certificate, the Disbursing Agent will pay, in exchange for such lost, stolen or destroyed certificate, the Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented thereby.

(e) Termination of Exchange Fund. Any portion of the aggregate Merger Consideration that remains unpaid by the Exchange Agent to the former holders of Company Common Stock six months after the Effective Time will be delivered to the Parent, upon demand, and any former holders of Company Common Stock who have not theretofore complied with this Article III will thereafter look only to the Parent for payment of any Merger Consideration to which they are entitled.

(f) No Liability. Neither the Disbursing Agent nor any party hereto will be liable to any former holder of Company Common Stock for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(g) Withholding of Tax. The Parent and the Surviving Corporation will be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any former holder of Company Common Stock such amounts as the Parent (or any Affiliate thereof) is required to deduct and withhold with respect to the making of such payment under the Code or state, local or foreign Tax Law. To the extent that amounts are so withheld by the Parent or any Affiliate thereof, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the former holder of Company Common Stock in respect of which such deduction and withholding was made.

(h) Stock Transfer Books. At the close of business on the date of the Effective Time, the stock transfer books of the Company will be closed and there will be no further registration of transfers of shares of Company Common Stock thereafter on the books and records of the Company. If, after the Effective Time, certificates which prior to the Effective Time evidenced shares of Company Common Stock (other than certificates evidencing shares described in Section 3.01(b)) are presented to the Parent, the Surviving Corporation or the Disbursing Agent for any reason, they shall be cancelled and exchanged as provided in Article III.

Section 3.03 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are held by any record holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal

Agreement and Plan of Merger

rights in accordance with Section 262 of the DGCL (the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration but shall become the right to receive such consideration as may be determined to be due in respect of such Dissenting Shares pursuant to the DGCL; provided, however, that any holder of Dissenting Shares who shall have failed to perfect or shall have withdrawn or lost his rights to appraisal of such Dissenting Shares, in each case under the DGCL, shall forfeit the right to appraisal of such Dissenting Shares, and such Dissenting Shares shall be deemed to have been converted into the right to receive, as of the Effective Time, the Merger Consideration without interest. Notwithstanding anything to the contrary contained in this Section 3.03, if the Merger is rescinded or abandoned, then the right of any holder of Dissenting Shares to be paid the fair value of such stockholder’s Dissenting Shares shall cease. The Surviving Corporation shall comply with all of its obligations under the DGCL with respect to holders of Dissenting Shares. The Company shall give the Parent (i) prompt written notice of any demands for appraisal, any withdrawals of such demands received by the Company and any other related instruments served pursuant to the DGCL and received by the Company, and (ii) the opportunity to direct and participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of the Parent, make any payment with respect to any demands for appraisal or negotiate, offer to settle or settle any such demands.

Section 3.04 Adjustments. If during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of Company Common Stock shall occur, including by reason of any reclassification, recapitalization, stock dividend, stock split or combination, exchange or readjustment of the shares of Company Common Stock, or any stock dividend thereon with a record date during such period, the Merger Consideration and any other amounts payable pursuant to this Agreement, as the case may be, shall be appropriately adjusted.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to the Company’s Disclosure Letter, the Company hereby represents and warrants to the Parent Companies that:

Section 4.01 Organization and Qualification; Subsidiaries. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Each Subsidiary of the Company is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization, and the Company and each Subsidiary of the Company has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its businesses as they are now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than any exceptions that would not, individually or in the aggregate, have a Material Adverse Effect. Section 4.01 of the Company’s Disclosure Letter sets forth, as of the date hereof, a true and complete list of all the Company’s directly or indirectly owned Subsidiaries, together with (A) the nature of legal organization of such Subsidiary, (B) the jurisdiction of incorporation or organization of such Subsidiary and (C) the percentage of such Subsidiary’s Equity Securities owned by the Company or another of its Subsidiaries.

Agreement and Plan of Merger

Section 4.02 Certificate of Incorporation and Bylaws; Minute Books. The Company has heretofore provided to the Parent complete and correct copies of its certificate of incorporation and bylaws and the governing documents of each of its Subsidiaries, in each case as amended or restated to the date hereof. The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws. The Company has provided to the Parent correct and complete copies of the minutes of all meetings of the stockholders, the Board of Directors and each committee of the Boards of Directors of the Company and each of its Subsidiaries held since January 1, 2001.

Section 4.03 Capitalization.

(a) The authorized capital stock of the Company consists of (i) 80,000,000 shares of Company Common Stock, of which as of March 31, 2004, (A) 26,362,679 shares were issued and outstanding and (B) no shares were issued and held in the treasury of the Company and (ii) 10,000,000 shares of Company Preferred Stock, of which on the date hereof none are issued and outstanding. Since March 31, 2004, no Equity Securities of the Company have been issued by the Company, except Company Common Stock issued upon exercise of outstanding Company Stock Options or under the Company Stock Purchase Plans.

(b) As of March 31, 2004, there were (i) outstanding Company Stock Options permitting the holders thereof to purchase 5,199,967 shares of Company Common Stock and (ii) 19,507,481 shares of Company Common Stock reserved in respect of the Company Stock Plans and Company Stock Purchase Plans. Each of the outstanding Equity Securities of the Company is, and each Equity Security issuable upon the exercise of Company Stock Options will be, when issued, duly authorized, validly issued, fully paid and nonassessable, and has not been, or will not be, issued in violation of (nor are any of the authorized Equity Securities of the Company subject to) any preemptive or similar rights. No Equity Securities of the Company are reserved for issuance. There are no (i) outstanding securities, options or warrants, agreements or commitments of any character to which the Company or any of its Subsidiaries is a party obligating the Company or any of its Subsidiaries to grant, issue, deliver or sell, or cause to be granted, issued, delivered or sold, any Equity Securities of the Company or any of its Subsidiaries, (ii) stock appreciation rights or similar derivative securities or rights of the Company or any of its Subsidiaries or any obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Equity Securities of the Company or any of its Subsidiaries or (iii) agreements or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment based on the level of consolidated revenues or earnings, or calculated in accordance therewith, of the Company. There are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Equity Securities of the Company or any of its Subsidiaries. None of the Company nor any of its Subsidiaries directly or indirectly owns, has agreed to purchase or otherwise acquire or holds any interest convertible into or exchangeable or exercisable for, any Equity Securities of any Person (other than the Subsidiaries of the Company).

(c) All the issued and outstanding shares of Equity Securities of each Subsidiary of the Company, (i) have been duly authorized and are validly issued, and, with respect to capital stock, are fully paid and nonassessable, and were not issued in violation of any preemptive or similar rights and (ii) are owned by the Company or one of its Subsidiaries free and clear of all Liens.

Agreement and Plan of Merger

(d) Other than the Voting Agreements, there are no voting trusts, proxies or other agreements, commitments or understandings of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the voting of any Equity Securities of the Company or any of its Subsidiaries.

(e) Except for Company Stock Options and rights to purchase Company Common Stock pursuant to the Company Stock Purchase Plans, neither the Company nor any of its Subsidiaries has any outstanding bonds, debentures, notes or other obligations the holder of which has the right to vote or which are convertible into, or exchangeable for, securities having the right to vote with the stockholders of the Company or any of its Subsidiaries on any matter.

Section 4.04 Authorization of Agreement; Board Recommendation; Required Vote.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to approval of this Agreement and the Merger by the Required Company Vote, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval of this Agreement and the Merger by the Required Company Vote). This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery hereof by the other parties hereto) constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforcement may be limited by applicable bankruptcy, insolvency or other laws affecting creditor’s rights generally or by legal principles of general applicability governing the availability of equitable remedies.

(b) The Board of Directors of the Company, at a meeting duly called and held on April 27, 2004, has by unanimous approval of all directors determined that this Agreement and the Merger are advisable and in the best interest of the Company’s stockholders and resolved to recommend that the holders of shares of Company Common Stock approve this Agreement and the Merger. The affirmative vote of the holders of at least a majority of the issued and outstanding shares of Company Common Stock to approve this Agreement and the Merger (the “Required Company Vote”) is the only vote of holders of Company Common Stock or other securities (equity or otherwise) of the Company necessary to consummate the Merger.

Section 4.05 Approvals. The execution and delivery of this Agreement does not, and consummation of the transactions contemplated hereby will not, require the Company or any of its Subsidiaries to obtain any Authorization or other approval of or from, or to make any filing with or notification to, any Governmental Authority, except for the applicable requirements, if any, of the Securities Act, the Exchange Act, state securities or “blue sky” Laws, the HSR Act or similar competition Laws, Regulations and Orders of foreign Governmental Authorities and the filing and recordation of the Certificate of Merger as required by the DGCL.

Agreement and Plan of Merger

Section 4.06 No Violation. Assuming that the Authorizations, filings and notifications described in Section 4.05 have been obtained or made, the execution and delivery by the Company of this Agreement does not and consummation of the transactions contemplated by this Agreement will not (a) conflict with, result in any violation or breach of, or cause a default (or an event that with notice, lapse of time or otherwise would become a default) under, (i) any Law, Regulation or Order applicable to the Company or any of its Subsidiaries, (ii) the certificate of incorporation or bylaws of the Company or (iii) the organizational documents of the Company’s Subsidiaries or (b) conflict with, result in any violation or breach of, or cause a default (or an event that with notice, lapse of time or otherwise would become a default) under, or give to others any right of termination, cancellation, amendment or acceleration of, or require a payment under, or result in the loss of any benefit under or in the creation of a Lien on any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, deed of trust, lease, license, permit, franchise, contract or agreement to which the Company or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or its or their respective properties or assets is bound, except in the case of matters described in clause (b) of this Section 4.06 that, individually or in the aggregate, would not have a Material Adverse Effect.

Section 4.07 Reports.

(a) Since January 1, 2001, (i) the Company and its Subsidiaries have timely filed all SEC Reports required to be filed with the Commission. The SEC Reports, including all those filed after the date of this Agreement and prior to the Effective Time, (i) were or will be prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The Company’s Consolidated Financial Statements and any consolidated financial statements of the Company (including any related notes thereto) contained in any SEC Reports filed by the Company with the Commission after the date of this Agreement and prior to the Effective Time (i) have been or will be prepared in all material respects in accordance with the published Regulations of the Commission and GAAP applied on a consistent basis throughout the periods involved (except (A) to the extent required by changes in GAAP, (B) with respect to the Company’s Consolidated Financial Statements, as may be indicated in the notes thereto and (C) in the case of unaudited consolidated interim financial statements of the Company and its Subsidiaries, as may be permitted by Form 10-Q, Form 8-K or any successor form under the Exchange Act) and (ii) fairly present or will fairly present the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the periods indicated, except that the unaudited consolidated interim financial statements of the Company and its Subsidiaries were or are subject to normal and recurring year-end adjustments that were not and will not be material in amount or significance in any individual case or in the aggregate.

Agreement and Plan of Merger

(c) Except for liabilities or obligations that are adequately reflected, reserved for or disclosed in the Company’s Consolidated Balance Sheet and for liabilities or obligations incurred in the ordinary course of business of the Company since December 31, 2003 that, individually or in the aggregate, would not have a Material Adverse Effect, there exist no liabilities or obligations of the Company and its Subsidiaries, whether known or unknown, accrued, absolute, contingent or threatened.

(d) Each required form, report and document containing financial statements that has been filed with or submitted to the Commission since July 31, 2002 was accompanied by the certifications required to be filed or submitted by Company’s Chief Executive Officer and Chief Financial Officer pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and, at the time of filing or submission of each such certification, such certification (disregarding any knowledge qualification therein) was true and accurate and complied with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

(e) The Company and each of its Subsidiaries has established and maintains, adheres to and enforces a system of internal accounting controls which are effective in providing assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of management and the Board of Directors of the Company and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries. Neither the Company or any of its Subsidiaries (including any current or former employee, consultant or director of the Company or any of its Subsidiaries) nor the Company’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company or any of its Subsidiaries, (ii) any fraud, whether or not material, that involves the Company’s management or other current or former employees, consultants directors of the Company or any of its Subsidiaries who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company or its Subsidiaries, or (iii) any claim or allegation regarding any of the foregoing.

(f) Since January 1, 2001, neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls including any complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices. No attorney representing the Company or any

Agreement and Plan of Merger

of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company’s Board of Directors or any committee thereof or to any director or officer of the Company.

(g) There are no off-balance sheet structures or transactions with respect to the Company or any of its Subsidiaries that would be required to be reported or set forth in the SEC Reports.

Section 4.08 No Material Adverse Effect; Conduct.

(a) Except as disclosed in the Company’s Current Year’s SEC Reports, from December 31, 2003 to the date of this Agreement, there has not been any Material Adverse Effect.

(b) Except as set forth in the Company’s Current Year’s SEC Reports, since December 31, 2003, each of the Company and its Subsidiaries has operated its business only in the usual and ordinary course consistent with past practices and neither the Company nor any of its Subsidiaries has taken any action that would have been prohibited had Sections 6.02(a), (b), (e), (f), (h), (i), (j), (k) or (l) been in effect as of December 31, 2003.

Section 4.09 Certain Business Practices. Neither the Company or any of its Subsidiaries nor any director, officer, employee or agent of the Company or any of its Subsidiaries has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or (b) made any unlawful payment to any government official or employee or to any political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

Section 4.10 Certain Obligations; Customers.

(a) Except for those listed in Section 4.10(a) of the Company’s Disclosure Letter, as of the date hereof, there are no Material Contracts. The Company has provided to Parent a true and correct copy of each Material Contract listed in Section 4.10(a) of the Company’s Disclosure Letter. With respect to each Material Contract to which the Company or any of its Subsidiaries is a party, (i) such Material Contract is valid, binding and enforceable in accordance with its terms and is in full force and effect; (ii) none of the Company nor any of its Subsidiaries is in breach or default thereof, nor has the Company or any of its Subsidiaries received notice that it is in breach of or default thereof; and (iii) to the Knowledge of the Company, no event has occurred which, with notice, or lapse of time or both, would constitute a breach or default thereof by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by any other party thereto or would permit termination, modification, or acceleration thereof by any other party thereto, except in the case of (ii) and (iii) for breaches or defaults that, individually or in the aggregate, would not reasonably be expected to be material to the Company.

(b) During the last twelve (12) months, neither the Company nor any of its Subsidiaries has received any written notices of termination or written threats of termination, or any other indication of any intention to terminate, from any of the twenty-five (25) largest customers of the Company and its Subsidiaries taken as a whole (in terms of respective 2003 revenues generated).

Agreement and Plan of Merger

Section 4.11 Authorizations; Compliance.

(a) Except for such exceptions that, individually or in the aggregate, would not have a Material Adverse Effect or have not resulted or could not reasonably be expected to result in the imposition of a criminal fine, penalty or sanction against the Company, any of its Subsidiaries or any of their respective officers or directors, (i) the Company and each of its Subsidiaries has obtained all Authorizations that are necessary to own, lease and operate its properties and to carry on its businesses as currently conducted, (ii) such Authorizations are in full force and effect and will remain in full force and effect after the consummation of the Merger and there are no existing violations thereof or defaults thereunder and (iii) there is no action, proceeding or investigation pending or, to the Knowledge of the Company, threatened regarding, and no event has occurred that has resulted in or after notice or lapse of time, or both, could reasonably be expected to result in, suspension, revocation or cancellation of any such Authorizations.

(b) The Company and its Subsidiaries are in compliance and at all times since January 1, 2001 have complied with all applicable Laws and Regulations and are not in default with respect to any Order applicable to the Company or any of its Subsidiaries, except such events of non-compliance or defaults that, individually or in the aggregate, (i) would not have a Material Adverse Effect or (ii) have not resulted or could not reasonably be expected to result in the imposition of a criminal fine, penalty or sanction against the Company, any of its Subsidiaries or any of their respective officers or directors. None of the Company nor any of its Subsidiaries has been notified by any Governmental Authority regarding possible non-compliance, defaults or violations of Laws or Orders, except any such possible non-compliance, defaults or violations that, individually or in the aggregate, (i) would not have a Material Adverse Effect or (ii) have not resulted or could not reasonably be expected to result in the imposition of a criminal fine, penalty or sanction against the Company, any of its Subsidiaries or any of their respective officers or directors. There is no Order of any Court or any Governmental Authority outstanding against the Company or any of its Subsidiaries which would have, individually or in the aggregate, a Material Adverse Effect.

Section 4.12 Litigation. There are no claims, actions, suits, charges, investigations or proceedings (including any proceedings in arbitration) pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any properties or rights of the Company or any of its Subsidiaries or, to the Knowledge of the Company, against any present or former officer, director or employee of the Company or any of its Subsidiaries or other Person for which the Company or any Subsidiary may be liable, at law or in equity, except claims, actions, suits, charges, investigations or proceedings that, individually or in the aggregate, if adversely determined would not have a Material Adverse Effect.

Agreement and Plan of Merger

Section 4.13 Employee Benefit Plans; Labor Matters. Each Current Company Benefit Plan (including each Company Stock Plan and each other agreement pursuant to which a Company Stock Option has been granted), and each Terminated Company Benefit Plan that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA, is listed in Section 4.13 of the Company’s Disclosure Letter, including, with respect to every such Terminated Company Benefit Plans, the date of termination. True and correct copies of each of the following, to the extent applicable, have been delivered to the Parent with respect to each Current Company Benefit Plan: the most recent annual report (Form 5500) filed with the Pension and Welfare Benefits Administration, the plan document (including all amendments thereto), the trust agreement (including all amendments thereto), the most recent summary plan description and any summaries of material modifications thereto, the most recent actuarial report or valuation, and the most recent determination letter, issued by the IRS with respect to any Current Company Benefit Plan intended to be qualified under Section 401 of the Code.

(a) Each Company Benefit Plan has been maintained, in all material respects, in accordance with its terms and in accordance with the provisions of ERISA, the Code and any other applicable Law, and with respect to each Company Benefit Plan, no event has occurred and, to the Knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any of its Subsidiaries could be subject to any material liability under the terms of such Company Benefit Plan, ERISA, the Code or any other applicable Law.

(b) Each Current Company Benefit Plan intended to be qualified under Section 401 of the Code satisfies in form the requirements of such Section except to the extent amendments are not required by Law to be made until a date after the Effective Time, has not been operated in a way that would adversely affect its qualified status, and if reliance is permitted under IRS Announcement 2001-77, the Company relies on the favorable opinion letter or advisory letter of the master and prototype or volume submitter plan sponsor of such Employee Plan.

(c) There has been no termination or partial termination of any Current Company Benefit Plan within the meaning of Section 411(d)(3) of the Code.

(d) Any Terminated Company Benefit Plan intended to have been qualified under Section 401 of the Code received a favorable determination letter from the IRS with respect to its termination.

(e) There are no material actions, suits or claims pending (other than routine claims for benefits) or, to the Knowledge of the Company, threatened against, or with respect to, any Company Benefit Plan or its assets and, to the Knowledge of the Company, no facts or circumstances exist that could give rise to any such actions, suits or claims.

(f) There is no material matter pending (other than routine qualification determination filings) with respect to any Company Benefit Plan before the IRS, the U.S. Department of Labor, the PBGC or any other Governmental Authority.

Agreement and Plan of Merger

(g) All contributions required to be made to Company Benefit Plans pursuant to their terms and the provisions of ERISA, the Code or any other applicable Law have been timely made or, pursuant to the terms of the Company Benefit Plans and applicable Law, there is a period of time remaining for such contributions to be timely made.

(h) Neither the Company nor any corporation, trade, business or entity under common control with the Company, within the meaning of Section 414(b), (c), (m), or (o) of the Code or Section 4001 of ERISA, sponsors, maintains or contributes to, or has sponsored, maintained or contributed to, or had any other obligation or liability to, within six years prior to the Closing Date, any Benefit Plan that is subject to Title IV of ERISA, any multi-employer plan within the meaning of Section 3(37) of ERISA, or any Benefit Plan subject to Section 412 of the Code or Section 302 of ERISA.

(i) In connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, no payment of money or other property, acceleration of benefits or provision of other rights has been or will be made hereunder, under any agreement contemplated herein, or under any Current Company Benefit Plan or any of the programs, agreements, policies or other arrangements described in paragraph (k) below that could reasonably be expected to be non-deductible under Section 280G of the Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

(j) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) require the Company or any of its Subsidiaries to make a larger contribution to, or pay greater benefits or provide other rights under, any Current Company Benefit Plan or any of the programs, agreements, policies or other arrangements described in paragraph (k) below than it otherwise would, whether or not some other subsequent action or event would be required to cause such payment or provision to be triggered or (ii) create or give rise to any additional vested rights or service credits under any Current Company Benefit Plan or any of such programs, agreements, policies or other arrangements, whether or not some other subsequent action or event would be required to cause such creation or acceleration to be triggered.

(k) Neither the Company nor any of its Subsidiaries is a party to or is bound by any severance, retention or change in control agreement, program or policy with respect to any employee, officer, director or consultant. True and correct copies of all employment agreements with officers or employees of the Company and its Subsidiaries, and all vacation, overtime, severance, retention and other compensation policies or programs of the Company and its Subsidiaries relating to their employees have been provided to the Parent.

(l) No Current Company Benefit Plan provides retiree medical or retiree life insurance benefits to any Person and neither the Company nor any of its Subsidiaries is contractually or otherwise obligated (whether or not in writing) to provide any Person with life insurance or medical benefits upon retirement or termination of employment, other than as required by the provisions of Sections 601 through 608 of ERISA and Section 4980B of the Code. Each Current Company Benefit Plan may be unilaterally amended or terminated in its entirety without liability except as to benefits accrued thereunder prior to such amendment or termination.

Agreement and Plan of Merger

(m) Neither the Company nor any of its Subsidiaries has contributed, transferred or otherwise provided any cash, securities or other property to any grantee, trust, escrow or other arrangement that has the effect of providing or setting aside assets for benefits payable pursuant to any termination, severance or other change in control agreement.

(n) (i) Neither the Company nor any of its Subsidiaries has agreed to recognize any labor union, collective bargaining representative, works council, or other form of employee representative; (ii) no labor union, collective bargaining representative, works council, or other form of employee representative has been certified as the bargaining representative for any of the employees of the Company or any of its Subsidiaries; (iii) to the Knowledge of the Company, no union organizing campaign or representation petition is currently pending with respect to any of the employees of the Company or any of its Subsidiaries and (iv) no collective bargaining agreement is being negotiated by the Company or any of its Subsidiaries. There is no pending or, to the Knowledge of the Company, threatened labor dispute, strike, or work stoppage against the Company or any of its Subsidiaries.

(o) Except for such exceptions that, individually or in the aggregate, would not have a Material Adverse Effect or have not resulted or could not reasonably be expected to result in the imposition of a criminal fine, penalty or sanction against the Company, any of its Subsidiaries or any of their respective officers or directors, all employees of the Company or any of its Subsidiaries are lawfully authorized to work in their present location under the Laws of the jurisdiction in which they work.

(p) There are no claims, actions, suits, charges, investigations, complaints, or proceedings (including any proceedings in arbitration) pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries related to the terms and conditions of employment of employees, including without limitation those for: (i) wages, salaries, commissions, bonuses, vacation pay, severance or termination pay, sick pay or other compensation; (ii) alleged unlawful, unfair, wrongful, or discriminatory employment or labor practices; (iii) alleged breach of contract or other claim arising under a collective bargaining or individual agreement or any other employment covenant whether express or implied; (iv) alleged violation of any statute, ordinance, contract, or regulation relating to minimum wages or maximum hours of work; (v) alleged violation of occupational safety and health standards; or (vi) alleged violation of plant closing and mass layoff, immigration, workers’ compensation, disability, unemployment compensation, whistleblower laws, or other employment or labor relations laws; and to the Knowledge of Company, no basis therefor exists.

Section 4.14 Taxes.

(a) (i) All returns and reports of or with respect to any Tax (“Tax Returns”) that are required to be filed by or with respect to any of the Company and its Subsidiaries have been duly and timely filed, (ii) all items of income, gain, loss, deduction and credit or other items (“Tax Items”) required to be included in each such Tax Return have been so included and all such Tax Items and any other information provided in each such Tax Return are true, correct

Agreement and Plan of Merger

and complete in all material respects, (iii) the Company and its Subsidiaries have paid all material Taxes they are required to pay, (iv) no material penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax, (v) all Tax withholding and deposit requirements imposed on or with respect to any of the Company and its Subsidiaries have been satisfied in full in all material respects and (vi) there are no mortgages, pledges, liens, encumbrances, charges or other security interests on any of the assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

(b) Section 4.14(b) of the Company’s Disclosure Letter lists all income Tax Returns filed with respect to any of the Company and its Subsidiaries for the six taxable years ending prior to the Effective Date, indicates those income Tax Returns that have been audited, indicates those Tax Returns that are currently the subject of audit, and indicates those Tax Returns whose audits have been closed. All records which the Company or any of its Subsidiaries are required to keep for Tax purposes or which would be needed to substantiate any claim made or position taken in relation to Tax by the Company or any of its Subsidiaries have been duly kept and are available for inspection at the premises of the Company.

(c) There is no claim against the Company or any of its Subsidiaries for Taxes due and payable, and no assessment, deficiency or adjustment has been asserted, proposed or, to the Knowledge of the Company, threatened by any Governmental Authority with respect to any Tax Return of or with respect to any of the Company and its Subsidiaries.

(d) To the Knowledge of the Company, no claim has ever been made by a Governmental Authority in a jurisdiction where any of the Company and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation in that jurisdiction.

(e) There is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to the Company or any its Subsidiaries or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to the Company or any of its Subsidiaries.

(f) The total amounts set up as liabilities for current and deferred Taxes in the Company’s Consolidated Financial Statements are sufficient to cover the payment of all Taxes, whether or not assessed or disputed, which are, or are hereafter found to be, or to have been, due by or with respect to the Company and any of its Subsidiaries up to and through the periods covered thereby.

(g) Neither the Company nor any of its Subsidiaries have entered into any Tax allocation, sharing or indemnity agreement under which the Company or its Subsidiaries could become liable to another Person (other than the Company or its Subsidiaries) as a result of the imposition of Tax upon such Person, or the assessment or collection of Tax.

(h) Except for liens for current Taxes not yet due and payable, no Liens for Taxes exist upon the assets of any of the Company or its Subsidiaries.

(i) Neither the Company nor any of its Subsidiaries will be required to include any amount in income for any taxable period beginning after December 31, 2003 as a

Agreement and Plan of Merger

result of a change in accounting method for any taxable period ending on or before December 31, 2003 or pursuant to any agreement with any Tax authority with respect to any such taxable period. Neither the Company nor any of its Subsidiaries will be required to include in any period ending after the Effective Date any material income that accrued in a prior period but was not recognized in any prior period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting or the cash method of accounting.

(j) Neither the Company nor any of its Subsidiaries owns any interest in any controlled foreign corporation (as defined in section 957 of the Code), passive foreign investment company (as defined in section 1297 of the Code), foreign personal holding company (as defined in Section 552 of the Code) or other entity the income of which is required to be included in the income of the Company or such Subsidiary.

(k) Neither the Company nor any of its Subsidiaries have entered into any agreement or arrangement with any Taxing authority that requires any of the Company and its Subsidiaries to take any action or to refrain from taking any action.

(l) None of the transactions contemplated by this Agreement will result in Tax liability or the recognition of any item of income or gain to any of the Company or its Subsidiaries.

(m) Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated Tax Return or (ii) has any liability for the Taxes of any Person under United States Treasury regulations Section 1.1502-6 by reason of being a member of a group of entities filing a consolidated, combined or unified Tax Return (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

(n) Each of the Company and its Subsidiaries has properly and in a timely manner documented its transfer pricing methodology in compliance with Section 6662(e) (and any related sections) of the Code, the Treasury regulations promulgated thereunder and any comparable provisions of state, local, domestic or foreign Tax law.

(o) Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(p) Neither the Company nor any of its Subsidiaries has been a party to a distribution of stock pursuant to Section 355 of the Code during the two-year period preceding the date hereof as either a distributing corporation or a controlled corporation, as those terms are defined in Section 355(a) of the Code.

(q) Each of the Company and its Subsidiaries are duly registered for the purposes of Value Added Tax (“VAT”), as defined in the relevant Laws concerning VAT in its country of organization, if applicable. Each of the Company and its Subsidiaries have complied with all Laws concerning VAT, including the making on time of accurate returns and payments and the maintenance of records. None of the Company nor any of its Subsidiaries has made any exempt supplies in the current or preceding VAT year applicable to it and there are no circumstances by reason of which there might not be a full entitlement to credit for all VAT chargeable on supplies and acquisitions received and imports made (or agreed or deemed to be received or made) by it.

Agreement and Plan of Merger

(r) Neither the Company nor any of its Subsidiaries is treated for any Tax purpose as a resident in a country other than the country of its organization and none of the Company or any of its Subsidiaries has or have had within the statutory limitation period a branch, agency or permanent establishment in a country other than the country of its organization, or in the case of an income tax treaty applying, neither the Company nor any of its Subsidiaries has or had a permanent establishment in any foreign country, as defined in any applicable Tax treaty between the U.S. and such foreign country.

Section 4.15 Environmental Matters. Except for matters that, individually or in the aggregate, would not have a Material Adverse Effect, (a) the properties, operations and activities of the Company and its Subsidiaries are in compliance with all applicable Environmental Laws, (b) the Company and its Subsidiaries and the properties, operations and activities of the Company and its Subsidiaries are not subject to any existing, pending or, to the Knowledge of the Company, threatened action, suit, investigation, inquiry or proceeding by any third party, including any Governmental Authority, under any Environmental Law, (c) all Authorizations, if any, required to be obtained or filed by the Company or any of its Subsidiaries under any Environmental Law in connection with the business of the Company or its Subsidiaries have been obtained or filed and are valid and currently in full force and effect and will remain valid and in full force and effect after the consummation of the Merger and the Company and its Subsidiaries are in compliance with the terms and conditions of such Authorizations, (d) to the Knowledge of the Company, there has been no release of any hazardous substance, pollutant or contaminant into the environment by the Company or its Subsidiaries or in connection with their properties or operations and (e) to the Knowledge of the Company, there has been no exposure of any Person or property to any hazardous substance, pollutant or contaminant in connection with the properties, operations and activities of the Company and its Subsidiaries.

Section 4.16 Insurance. The Company and its Subsidiaries own and are beneficiaries under insurance policies underwritten by reputable insurers that, as to risks insured, coverages and related limits and deductibles, are customary in the industries in which the Company and its Subsidiaries operate. All premiums due with respect to all such insurance policies have been paid and, to the Knowledge of the Company, all such policies are in full force and effect. There is no material claim by the Company or any of its Subsidiaries pending under any of the Company’s insurance policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

Section 4.17 Patents, Trademarks, Etc.

(a) The Company and its Subsidiaries own all right, title and interest in and to, free and clear of all Liens, (i) the patents, patent applications, registered trademarks, registered service marks and other mark registrations, applications for registration of marks, domain name registrations, copyright registrations and applications for copyright registration that are set forth in Section 4.17(a) the Company’s Disclosure Letter (collectively, the “Company’s Registered IP”), as well as (ii) all other copyrights, material but unregistered trademarks,

Agreement and Plan of Merger

servicemarks, and/or trade names, trade dress rights, trade secrets and confidential information in, and invention disclosures relating to, the Company Products and/or used or held for use in the conduct of the Company’s business, other than any of the foregoing licensed to the Company pursuant to any of the Inbound License Agreements (as defined in Section 4.17(g)) (collectively with the Company’s Registered IP, the “Company’s Intellectual Property”). Section 4.17(a) of the Company’s Disclosure Letter also lists the software, services, and other products which the Company and its Subsidiaries make generally available to any potential customers and/or are under development as of the date hereof (collectively, the “Company Products”). Neither the Company nor any of its Subsidiaries is, or as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby will be in violation of, or lose any rights pursuant to, any of the Inbound License Agreements that is material to the operations of the Company or any Subsidiary or to any of the Company Products.

(b) None of the Company’s or any of its Subsidiaries’ operations, including the making, using, selling, offering for sale, importing, copying, distribution, modification, and maintenance and support, of the Company Products, (1) infringe any copyright or trademark of any third Person, (2) to the Knowledge of the Company, infringe any patent rights or other intellectual property rights of any third Person or (3) constitute a misappropriation of any trade secret rights of any third Person. No claims with respect to the Company’s Intellectual Property have been asserted or, to the Knowledge of the Company, are threatened by any Person, nor to the Knowledge of the Company, is there any grounds for any claims against the Company or any of its Subsidiaries, that the use, making, selling, offering to sell, promotion, marketing, distribution, modification, copying, and/or disclosure of any of the Company Products, or any prior versions or releases thereof, infringes or is a misappropriation of a third Person’s patent, copyright, trademark, service mark, or trade secret. To the Knowledge of the Company, the Company’s Registered IP is valid and enforceable in all material respects. To the Knowledge of the Company, there has not been and there is not any ongoing infringement, misappropriation or other unauthorized use or disclosure of any of the Company’s Intellectual Property by any third Person (including employees and former employees). Neither the Company nor any of its Subsidiaries has granted any exclusive licenses to any of the Company’s Intellectual Property owned by the Company, or to any of the Company Products, to any third Person.

(c) None of the Company’s Intellectual Property or any of the Company Products is subject to any outstanding Order or agreement restricting in any material manner the licensing thereof by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has entered into any agreement to indemnify any other person against any charge of infringement of any of the Company’s Intellectual Property, or of any patent, copyright, trademark, servicemark, or trade secret rights of any third Person, except such indemnities included in licenses of, or customer, distribution, reseller and other agreements regarding, the Company Products as have been agreed to in the ordinary course of business. Neither the Company nor any of its Subsidiaries has entered into any agreement granting any third Person the right to bring infringement actions with respect to, or otherwise to enforce any rights with respect to, any of the Company’s Intellectual Property. The Company and its Subsidiaries have the exclusive right to file, prosecute and maintain all applications and registrations with respect to any of the Company’s Registered IP and any existing invention disclosures.

Agreement and Plan of Merger

(d) The Company and its Subsidiaries have taken reasonable steps to maintain the confidentiality of the material trade secrets and confidential information relating to the Company Products. The Company has in place and has enforced a policy of requiring each Person involved in the creation and/or development of the Company Products and/or any proprietary aspects of the Company’s operations to execute nondisclosure of proprietary information and confidentiality agreements that obligate such Persons to not use or disclose the trade secrets of the Company or its Subsidiaries except in performing services for the Company or its Subsidiaries and to assign to the Company or its Subsidiaries all inventions and other intellectual property rights such Persons might have relating to the Company Products and operations.

(e) There has been no disclosure of any source code of any Company Products to anyone not employed by the Company or any of its Subsidiaries or subject to a signed, written nondisclosure agreement with the Company or its Subsidiaries. Section 4.17(e) of the Company’s Disclosure Letter lists all agreements by which any Person (other than employees of the Company) has access to or possession of, or has the right to obtain access to or possession of, any of the source code of any of the Company Products.

(f) None of the Company Products use, embed or incorporate any computer software or programs which are subject to any “open source,” “copyleft,” or other similar types of license terms (including any GNU General Public License, Lesser General Public License, Mozilla license, Berkeley Software Distribution license, Open Source Initiative license, MIT, Apache, and Public Domain licenses, and the like), and none of the Company’s Products, or any prior versions or releases thereof, are subject to any such license in whole or in part.

(g) Section 4.17(g) of the Company’s Disclosure Letter lists all agreements pursuant to which a third Person has licensed to the Company or its Subsidiaries any rights in any patent, patent applications, copyright, trade secret or confidential information, trademark, service mark, or other intellectual property right, software or data that is a component of, embedded or incorporated in, bundled with, the Company Products, or is material to the Company’s and its Subsidiaries’ operations, other than standard off-the-shelf software licensed by the Company in the ordinary course of business consistent with past practice (collectively, the “Inbound License Agreements”). For purposes of the foregoing only, the term “software” means computer software or other similar tangible technology (including related code, documentation and other data) and related intellectual property rights.

(h) Section 4.17(h) of the Company’s Disclosure Letter lists all of the Company’s Registered IP, the jurisdiction in which such Company’s Registered IP is registered or filed, and the applicable application or registration number. To the Company’s Knowledge, the Company is currently in compliance with all formal legal requirements (including payment of filing, examination and maintenance fees and submission of required filings) with respect to the Company’s Registered IP. Section 4.17(h) of the Company’s Disclosure Letter includes an accurate and complete copy of the docket sheets of the Company’s attorneys for the Company’s Registered IP.

(i) The Company’s Intellectual Property, together with the rights licensed by the Company or its Subsidiaries to the intellectual property rights of others pursuant to those

Agreement and Plan of Merger

agreements listed in Section 4.17(i) of the Company’s Disclosure Letter, together constitutes all rights to the Company Products currently offered for sale, including the data, software, and methods used by the Company and its Subsidiaries, necessary in all material respects to develop, enhance, and provide to customers the Company Products currently offered for sale and otherwise conduct the business of the Company; provided that no representation is made in this subsection (i) as to the lack of infringement of any third party patents, as the sole representation in that regard is contained in Section 4.17(b).

Section 4.18 Affiliate Transactions; Executive and Director Loans.

(a) Except as disclosed in the Company’s Current Year’s SEC Reports, there are no transactions, agreements, arrangements or understandings between the Company or its Subsidiaries, on the one hand, and the Company’s Affiliates (other than wholly-owned Subsidiaries of the Company) or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

(b) There are no outstanding loans made by the Company or any of its Subsidiaries to any executive officer (within the meaning of Rule 3B-7 under the Exchange Act) or director of the Company. Since the enactment of the Sarbanes-Oxley Act, neither the Company nor any of its Subsidiaries has made any loans to any such executive officers or directors.

(c) No officer or director of the Company or any of its Subsidiaries (i) owns, directly or indirectly, in whole or in part, any of the Company’s Intellectual Property or any other intellectual property rights that are necessary for the business of the Company or any of its Subsidiaries, (ii) has asserted any claim, charge, action or cause of action against the Company or any of its Subsidiaries, except for immaterial claims for accrued vacation pay, accrued benefits under any Company Benefit Plans and similar matters and agreements existing on the date hereof, and the Company has no Knowledge of any basis for such claims, charges, actions or causes of action or (iii) owes any money to the Company or any of its Subsidiaries (except for reimbursement of advances in the ordinary course of business consistent with past practice).

(d) The Company has made available to Parent true and complete copies of the most recent director and officer questionnaires in the Company’s possession that were used to prepare the Company’s SEC Reports.

Section 4.19 Properties.

(a) The Company and each of its Subsidiaries has good and marketable title, free and clear of all Liens, to all of the personal property, plants, machinery and equipment that are reflected on the Company’s Consolidated Balance Sheet or acquired after the date of such balance sheet, except for any such assets disposed of in the ordinary course of business consistent with past practice and except for (i) Liens for Taxes not yet due and payable or contested in good faith by appropriate proceedings and (ii) such imperfections of title, easements and encumbrances, if any, as do not materially interfere with the use of the property as such property is used on the date of this Agreement (the items in clauses (i) and (ii) collectively, the “Permitted Liens”).

Agreement and Plan of Merger

(b) The Company and its Subsidiaries do not own any real property.

Section 4.20 Leases. The Company has provided to the Parent a true and complete copy of each lease pursuant to which the Company or any of its Subsidiaries leases any machinery, equipment, vehicles or other tangible personal property with a book or market value in excess of $50,000 or any real property (each a “Lease”). With respect to each Lease to which the Company or any of its Subsidiaries is a party, (i) such Lease is valid, binding and enforceable in accordance with its terms and is in full force and effect; (ii) none of the Company nor any of its Subsidiaries is in material breach or default thereof, nor has the Company or any of its Subsidiaries received notice that it is in material breach or default thereof; and (iii) no event has occurred which, with notice, or lapse of time or both, would constitute a material breach or default thereof by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by any other party thereto or would permit termination, modification, or acceleration thereof by any other party thereto. The leasehold estate created by each Lease (a “Leased Premise”) is free and clear of all Liens other than any Permitted Liens.

Section 4.21 Anti-Takeover Plan; State Takeover Statutes. The Board of Directors of the Company has approved the Merger, this Agreement, the Voting Agreements and the transactions contemplated hereby and thereby, and such approval is sufficient to render inapplicable to the Merger, this Agreement, the Company Voting Agreements and the transactions contemplated hereby and thereby the provisions of Section 203 of Delaware Law to the extent, if any, such section is applicable to the Merger, this Agreement, the Voting Agreements and the transactions contemplated hereby and thereby. To the Knowledge of the Company, no other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger, this Agreement, the Voting Agreements or the transactions contemplated hereby and thereby. Neither the Company nor any of its Subsidiaries has in effect any stockholder rights plan or similar device or arrangement, commonly or colloquially known as a “poison pill” or “anti-takeover” plan or any similar plan, device or arrangement, and the Board of Directors of the Company has not adopted or authorized the adoption of such a plan, device or arrangement, in each case other than the existing “blank check preferred” provisions in the Company’s certificate of incorporation.

Section 4.22 Brokers. No broker, finder or investment banker (other than Broadview International, LLC) is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. Prior to the date of this Agreement, the Company has provided to the Parent a complete and correct copy of all agreements between the Company and Broadview International, a division of Jefferies & Company, Inc. (“Broadview”) relating to the transactions contemplated by this Agreement.

Section 4.23 Opinion of Financial Advisor. On the date of the Company’s Board of Director’s approval of this Agreement, the Company received the opinion of Broadview to the effect that the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock.

Agreement and Plan of Merger

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE PARENT COMPANIES

The Parent Companies hereby represent and warrant to the Company that:

Section 5.01 Organization and Qualification. Each of the Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

Section 5.02 Authorization of Agreement. Each of the Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of the Parent and Merger Sub and consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Parent and Merger Sub, respectively, and no other corporate proceedings on the part of the Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Parent and Merger Sub and (assuming due authorization, execution and delivery hereof by the other party hereto) constitutes a legal, valid and binding obligation of the Parent and Merger Sub, enforceable against the Parent and Merger Sub in accordance with its terms except as enforcement may be limited by applicable bankruptcy, insolvency or other laws affecting creditor’s rights generally or by legal principles of general applicability governing availability of equitable remedies.

Section 5.03 Approvals. The execution and delivery of this Agreement does not, and consummation of the transactions contemplated hereby will not, require the Parent or any of its Subsidiaries to obtain any Authorization or other approval of or from, or to make any filing with or notification to any Governmental Authority, except (a) for the applicable requirements, if any, of the Securities Act, the Exchange Act, state securities or “blue sky” Laws, the HSR Act or similar competition Laws, Regulation and Orders of foreign Governmental Authorities and the filing and recordation of the Certificate of Merger as required by the DGCL and (b) where the failure to obtain such Authorizations, or make such filings or notifications, individually or in the aggregate, would not reasonably be expected to prevent or materially delay or impair the Parent’s ability to perform its obligations under this Agreement.

Section 5.04 No Violation. Assuming that the Authorizations, filings and notifications described in Section 5.03 have been obtained or made, the execution and delivery by the Parent or Merger Sub of this Agreement does not and consummation of the transactions contemplated by this Agreement will not (a) conflict with, result in any violation or breach of, or cause a default (or an event that with notice, lapse of time or otherwise would become a default) under (i) any Law, Regulation or Order applicable to the Parent or Merger Sub or any of their respective Subsidiaries, (ii) the certificate of incorporation or bylaws of the Parent or Merger Sub or (iii) the organizational documents of the Parent’s Subsidiaries, or (b) conflict with, result in any violation or breach of, or cause a default (or an event that with notice, lapse of time or otherwise would become a default) under, or give to others any right of termination, cancellation, amendment or acceleration of, or require a payment under, or result in the loss of any benefit under or in the creation of a Lien on any of the properties or assets of the Parent or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, deed of trust, lease, license, permit, franchise, contract or agreement to which the Parent or any of its

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Subsidiaries is a party or by which it or any of its Subsidiaries or its or their respective properties or assets is bound, except in the case of matters described in clauses (a) and (b) that, individually or in the aggregate, would not reasonably be expected to prevent or materially delay or impair the Parent’s ability to perform its obligations under this Agreement.

Section 5.05 Financing. The Parent will have sufficient funds to enable it to consummate the Merger on the terms contemplated by this Agreement.

ARTICLE VI

COVENANTS

Section 6.01 Affirmative Covenants. The Company covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by the Parent, it will and will cause its Subsidiaries to (a) operate its business only in the usual and ordinary course consistent with past practices and (b) use all reasonable efforts to preserve intact its present business organization, maintain its material rights and franchises, retain the services of its key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and other Persons with which it has significant business dealings.

Section 6.02 Negative Covenants. The Company covenants and agrees that, except as disclosed in Section 6.02 of the Company’s Disclosure Letter, as expressly contemplated by this Agreement or as otherwise consented to in writing by the Parent (which consent shall not be unreasonably withheld or delayed), from the date of this Agreement until the Effective Time, it will not do, and will not permit any of its Subsidiaries to do, any of the following:

(a) (i) increase the compensation payable to or to become payable to or grant any bonuses to any former or present director, officer, employee or consultant, except (A) in the ordinary course of business consistent with past practice for persons who are not former or present officers or directors and (B) pursuant to the Company’s existing bonus or commissions plans to the extent that any performance goals thereunder have been achieved, (ii) enter into or amend any employment, severance, termination or similar agreement or arrangement with any former or present director, officer, employee or consultant, except any such agreements entered into in the ordinary course of business consistent with past practice with employees who are both (X) not present or former officers or directors and (Y) located outside the United States, (iii) establish, adopt, enter into or award or modify any Benefit Plan except as may be required by applicable Law or as may be required pursuant to Section 7.06(a), (iv) grant any severance, retention or termination pay, (v) take any action to accelerate the vesting of any outstanding Company Stock Options (other than pursuant to existing acceleration arrangements set forth in Section 6.02 of the Company’s Disclosure Letter), (vi) amend or take any other actions to increase the amount of, or accelerate the payment or vesting of, any benefit or amount under any Benefit Plan, policy or arrangement (including the acceleration of vesting, waiving of performance criteria or the adjustment of awards or providing for compensation or benefits to any former or present director, officer, employee or consultant), (vii) contribute, transfer or otherwise provide any cash, securities or other property to any grantee, trust, escrow or other

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arrangement that has the effect of providing or setting aside assets for benefits payable pursuant to any termination, severance, retention or other change in control agreement; except in each case for any of clauses (i) through (vii) above (A) pursuant to any contract, agreement or other legal obligation of the Company or any of its Subsidiaries existing at the date of this Agreement, (B) in the case of severance or termination payments, pursuant to the severance policy or practice of the Company or its Subsidiaries existing at the date of this Agreement (and disclosed in Section 6.02(a) of the Company’s Disclosure Letter), except for the granting of any change-of-control severance agreements or retention payments that in all cases shall require the prior written consent of the Parent and (C) as required by applicable Law;

(b) declare, set aside or pay any dividend on, or make any other distribution in respect of outstanding Equity Securities of the Company or any of its Subsidiaries, except for dividends by a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company;

(c) (i) directly or indirectly redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, any outstanding Equity Securities of the Company or any of its Subsidiaries except for (A) any such acquisition by the Company or any of its wholly owned Subsidiaries directly from any wholly owned Subsidiary of the Company or (B) any repurchase, forfeiture or retirement of shares of Company Common Stock or Company Stock Options occurring pursuant to the terms as in effect on the date of this Agreement of any Equity Securities outstanding on the date hereof, or of any Benefit Plan existing on the date hereof or (ii) effect any reorganization or recapitalization or split, combine or reclassify any of the capital stock of or other equity interest in the Company or any of its Subsidiaries or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, such capital stock or equity interests;

(d) (i) offer, issue, deliver, grant or sell, or authorize or propose the offering, issuance, delivery, grant or sale (including the grant of any Liens or limitations on voting rights), of any Equity Securities of the Company or any of its Subsidiaries, except for (x) issuances of Company Common Stock (A) upon the exercise of Company Stock Options outstanding at the date of this Agreement in accordance with the terms thereof as in effect on the date of this Agreement or granted in accordance with clause (y) below, (B) upon the expiration of any restrictions upon issuance of any grant existing at the date of this Agreement of restricted stock or bonus stock pursuant to the terms as in effect on the date of this Agreement of any Current Company Benefit Plans or (C) that constitute periodic issuances of shares of Company Common Stock required by the terms as in effect on the date of this Agreement of any Current Company Benefit Plans (including, but not limited to share issuances under any Company Stock Purchase Plan with respect to an offering period commencing after the date of this Agreement in accordance with the terms of such Company Stock Purchase Plan and the termination of the offering periods and share issuances under the Company Stock Purchase Plans as contemplated by Section 7.06(a)) and (y) grants of new Company Stock Options to purchase up to 60,000 shares of Company Common Stock, in the aggregate (plus the number of shares of Company Common Stock that are (1) subject to Company Stock Options that are outstanding on the date hereof and (2) subsequently terminated without exercise thereof), to newly hired employees (other than officers and directors) in the ordinary course of business consistent with past practice; provided that in no event shall Company Stock Options to purchase more than 100,000 shares of

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Company Common Stock be issued pursuant to this clause (y), (ii) amend or otherwise modify the terms of any outstanding Equity Securities the effect of which will be to make such terms more favorable to the holders thereof, or (iii) enter into or announce any agreement, understanding or arrangement with respect to the sale, voting, registration or repurchase of any Equity Securities of the Company or any of its Subsidiaries;

(e) (i) merge, consolidate, combine or amalgamate with any Person or dissolve or liquidate, (ii) acquire or agree to acquire, by merging or consolidating with, purchasing Equity Securities in, purchasing all or a portion of the assets of, or in any other manner, any business or any Person or otherwise acquire or agree to acquire any assets of any other Person (other than the purchase of assets from suppliers or vendors in the ordinary course of business consistent with past practice), in each case for consideration in excess of $25,000 or for consideration for all such acquisitions in excess of $250,000 or (iii) make any loans, advances or capital contributions to, or investments in any Person except for loans, advances and capital contributions (A) to any wholly owned Subsidiary or (B) pursuant to and in accordance with the terms of any Material Contract or other legal obligation, in each case existing as of the date of this Agreement;

(f) sell, transfer, lease, exchange or otherwise dispose of, or grant any Lien with respect to, any of the material properties or assets of the Company or any of its Subsidiaries (other than through licensing permitted by Section 6.02(g) hereof), except for sales of (i) inventories in the ordinary course of business consistent with past practice and (ii) worn out or obsolete property for fair value in the ordinary course of business consistent with past practice;

(g) (i) license to any Person, or otherwise extend, amend or modify any Person’s rights to, any of the Company’s Intellectual Property, or enter into any license agreement that would constitute a Material Contract, other than in the ordinary course of business consistent with past practice, (ii) sell, assign, pledge, encumber or otherwise transfer (other than pursuant to a license permitted pursuant to this Section 6.02(g)), or license exclusive rights to any of the Company’s Intellectual Property to any Person, (iii) enter into any agreement to transfer or license exclusive rights to any Person with respect to any issued patents or patent applications, or with respect to rights in or to any existing invention disclosures, of the Company or its Subsidiaries, (iv) enter into any license agreement that would have a material and adverse effect on the value or use of the Company’s Intellectual Property or the Company Products, or (v) take any action that would, or fail to take any action the failure of which would, directly or indirectly (A) cause any of the Company’s Intellectual Property to enter the public domain or that could otherwise adversely affect such Company’s Intellectual Property in any material respect, or (B) result in disclosure of any source code of any of the Company’s Products to anyone other than to its employees or pursuant to existing arrangements disclosed in Section 6.02(g) of the Company’s Disclosure Letter;

(h) adopt or propose any amendments to its certificate of incorporation or bylaws or other comparable charter documents;

(i) (i) change any of its methods or principles of accounting in effect at December 31, 2003, except to the extent required to comply with GAAP as advised by the Company’s regular independent accountants, (ii) make or rescind any election relating to Taxes

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(other than any election that must be made periodically and is made consistent with past practice), (iii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes or (iv) change any of its methods of reporting income or deductions for U.S. federal income tax purposes from those employed in the preparation of the U.S. federal income tax returns for the taxable year ended December 31, 2003, except, in each case, as may be required by Law;

(j) incur, create, assume, guarantee or otherwise become liable for any obligation for borrowed money, purchase money indebtedness or any obligation of any other Person, whether or not evidenced by a note, bond, debenture, guarantee, indemnity or similar instrument, except for (i) trade payables incurred in the ordinary course of business consistent with past practice, and (ii) indebtedness with any wholly owned Subsidiary;

(k) make or commit to make any capital expenditures in excess of $250,000, in the aggregate, except as may be necessary for the maintenance of existing facilities and equipment in good operating condition and repair in the ordinary course of business and except as may be required by law;

(l) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) prior to the same being due in excess of $250,000 in the aggregate, other than pursuant to mandatory terms of any agreement, understanding or arrangement as in effect on the date hereof;

(m) take or cause to be taken any action that could reasonably be expected to result in any of the representations or warranties contained herein becoming untrue or inaccurate in any material respect;

(n) modify, amend or terminate, or waive, assign or release any material rights or claims under, or grant any consent under, any confidentiality agreement relating to an Acquisition Proposal or otherwise under any standstill or similar agreement or fail to fully enforce any such agreement upon the request of the Parent;

(o) grant any exclusive territorial, intellectual property or product rights to any customer, distributor, sales representative or channel partner of the Company;

(p) (i) enter into, renew, modify, amend or terminate any Material Contract to which the Company or any of its Subsidiaries is a party, or waive, delay the exercise of, release or assign any material rights or claims thereunder except in the ordinary course of business consistent with past practice or (ii) enter into or amend in any material manner any contract, agreement or commitment with any former or present director, officer or employee of the Company or any of its Subsidiaries or with any Affiliate or associate (as defined under the Exchange Act) of any of the foregoing Persons except to the extent permitted under Section 6.02(a);

(q) take any action to exempt or make not subject to the provisions of Section 203 of the DGCL or any other state takeover statute or state Law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any Person (other than

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Parent and its Subsidiaries) or any action taken thereby, which Person or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom; or

(r) agree in writing or otherwise to do any of the foregoing.

Section 6.03 No Solicitation.

(a) From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement pursuant to Section 9.01, the Company agrees that it will not, and will not authorize or permit any of its Subsidiaries or any of its or its Subsidiaries’ directors, officers, employees, agents or representatives (including investment bankers, attorneys and accountants) to, directly or indirectly, (i) initiate, solicit, knowingly induce or knowingly encourage any inquiries regarding or the making, submission, announcement or implementation of any Acquisition Proposal, (ii) engage in any discussions or negotiations with, or provide any information or data to, any Person relating to or that may reasonably be expected to lead to an Acquisition Proposal or otherwise knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal, (iii) approve or recommend or propose publicly to approve or recommend any Acquisition Proposal or (iv) enter into any agreement, arrangement or understanding contemplating or relating to any Acquisition Proposal or requiring the Company to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement.

(b) Notwithstanding anything in this Agreement to the contrary, with respect to any bona fide written Acquisition Proposal made after the date of this Agreement and not withdrawn which was not solicited, knowingly encouraged or knowingly induced after the date of this Agreement in breach of and did not otherwise result from a breach of this Section 6.03, the Company or its Board of Directors may:

(i) to the extent applicable, comply with Rule 14e-2(a) and Rule 14d-9 promulgated under the Exchange Act, provided that such compliance shall not include any Change of Recommendation except upon compliance with Section 6.03(b)(iv) below;

(ii) file with the Commission a report on Form 8-K to report the execution of this Agreement and file a copy of this Agreement and the Voting Agreements as exhibits to such reports;

(iii) prior to obtaining the Required Company Vote, furnish information to, and negotiate or otherwise engage in discussions with, any Person who has delivered such Acquisition Proposal; provided that (A) no information may be furnished until the Company obtains a confidentiality agreement from such Person with terms no less favorable to the Company than those contained in the Confidentiality Agreement and (B) the Company shall not commence negotiations or discussions with or provide information to any such Person until (1) 48 hours after the Company shall have advised the Parent of its intention to take any such actions and shall have complied with Section 5.03(c) below and then (2) only if prior to taking any such action (x) the Board of Directors of the Company determines in good faith by affirmative vote of a majority of all of its members, after consultation with a nationally recognized investment banking firm (including, without limitation, Broadview), that such Acquisition Proposal is, or is reasonably likely to lead to, a Superior Proposal (taking into account any adjustment to the terms and conditions of the Merger proposed by the Parent in response to such Acquisition Proposal) and (y) the Board of Directors of the

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Company determines in good faith by affirmative vote of a majority of its members, after consultation with its outside legal counsel, that failure of the Board of Directors of the Company to take such action would be a breach of its fiduciary obligations to the Company’s stockholders under applicable Law; or

(iv) prior to obtaining the Required Company Vote, recommend such Acquisition Proposal to its stockholders or, in connection with an Acquisition Proposal, withhold, withdraw, amend or modify its recommendation in favor of this Agreement and the Merger (any such actions being referred to as “Change of Recommendation”) but only at a time that is after the fifth Business Day following the later of (1) the Parent’s receipt of written notice that the Company’s Board of Directors has made the determination required by clauses (x) and (y) below and is prepared to effect a Change of Recommendation and the manner it intends to do so and (2) the date the Parent is provided a copy of (and an accurate description of all material terms not covered thereby) such Acquisition Proposal, if prior to taking any such action (x) the Board of Directors of the Company determines in good faith by affirmative vote of a majority of all of its members, after consultation with a nationally recognized investment banking firm (including, without limitation, Broadview) that such Acquisition Proposal is a Superior Proposal (taking into account any adjustment to the terms and conditions of the Merger proposed by the Parent in response to such Acquisition Proposal) and (y) the Board of Directors of the Company determines in good faith by affirmative vote of a majority of all of its members, after consultation with its outside legal counsel, that the failure of the Board of Directors of the Company to take such action would be a breach of its fiduciary obligations to the Company’s stockholders under applicable Law. Nothing in this Section 6.03 will permit the Company to terminate this Agreement except as specifically provided in Article IX hereof or effect any other obligation of the Company under this Agreement.

(c) From and after the date of this Agreement, the Company shall as promptly as possible after receipt (and in any event within 24 hours) notify the Parent in writing of any inquiries, proposals or offers, or any discussions or negotiations sought to be initiated or continued with, it or any of its Subsidiaries or its or their representatives relating to, constituting or which could reasonably be expected to lead to an Acquisition Proposal or any request for information relating to the Company or any of its Subsidiaries contemplating, relating to or which could reasonably be expected to lead to any Acquisition Proposal. Such notice will include the name of such Person and the material terms and conditions of any proposal, inquiry, offer or request, and the Company will as soon as possible provide such other details of the Acquisition Proposal, inquiry, offer or request as the Parent may reasonably request. The Company will keep the Parent fully informed on a prompt basis (and in any event within 24 hours) of the status and terms, including any material changes or adjustments made to or

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proposed to be made to the terms, of any such inquiry, proposal, offer or request. If the Company or any of its Subsidiaries or its or their representatives receives a request for information from a Person who has made an unsolicited bona fide written Acquisition Proposal and the Company is permitted, as contemplated under Section 6.03(b), to provide such Person with information, the Company will provide to the Parent a copy of the confidentiality agreement with such Person promptly upon its execution and provide to the Parent a list of, and copies of, the information provided to such Person concurrently with delivery to such Person and immediately provide the Parent with access to all information to which such Person was provided access.

(d) The Company will immediately cease and cause to be terminated all existing activities, discussions or negotiations by it and the other Persons referred to in Section 6.03(a) with any Person other than the Parent conducted heretofore with respect to any Acquisition Proposal. The Company also agrees, if it has not already done so, to promptly request each Person, if any, that has heretofore executed a confidentiality agreement within the 12 months prior to the date hereof in connection with any Acquisition Proposal to return or destroy all confidential information heretofore furnished to such Person by or on behalf of it or its Subsidiaries and take commercially reasonable actions necessary to enforce the provisions of any continuing confidentiality, standstill or similar agreement. The Company will take such action as is necessary to inform promptly the Persons referred to in Section 6.03(a) of the provisions of this Section 6.03 and will be responsible for any breach of this Section 6.03 by such Persons.

Section 6.04 Access and Information. The parties acknowledge that the Company and the Parent have previously executed a Confidentiality Agreement, dated as of May 8, 2002 (the “Confidentiality Agreement”), which Confidentiality Agreement will continue in full force and effect in accordance with its terms. The Company will, and will cause its Subsidiaries to, (i) afford to the Parent and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the “Representatives”) full access, at reasonable times upon reasonable prior notice, to the officers, employees, agents, properties, offices and other facilities of the Company and its Subsidiaries and to their books, records, contracts and documents and (ii) furnish promptly to the Parent and its Representatives such information concerning the Company’s and its Subsidiaries’ business, properties, contracts, records and personnel (including financial, operating and other data and information) as may be reasonably requested, from time to time, by or on behalf of the Parent; provided, however, that the Company shall not be required to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would (i) result in the disclosure of any material trade secrets of third Persons, (ii) violate any obligation of the Company to any third Person with respect to confidentiality, (iii) jeopardize protections afforded to the Company under the attorney-client privilege or the attorney work product doctrine, or (iv) materially interfere with the conduct of the Company’s business. No information or knowledge obtained by Parent in any investigation pursuant to this Section 6.04 shall affect or be deemed to modify any representation or warranty of the Company contained herein or the conditions to the obligations of the Parent Companies to consummate the Merger.

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ARTICLE VII

ADDITIONAL AGREEMENTS

Section 7.01 Meeting of Stockholders.

(a) The Company will, as promptly as possible after the date of this Agreement, take all actions necessary in accordance with federal securities laws, the DGCL and its certificate of incorporation and bylaws to call, give notice of, convene and hold a meeting of the Company’s stockholders to be held on the earliest possible date determined in consultation with the Parent to consider and vote on approval of this Agreement and the Merger (the “Company Stockholders’ Meeting”), and the Company will consult with the Parent in connection therewith. Subject to Section 6.03(b)(iv), the Board of Directors of the Company will recommend to the stockholders of the Company the approval of this Agreement and the Merger and the Company will use its reasonable best efforts to solicit from stockholders of the Company proxies in favor of the approval of this Agreement and the Merger and to secure the Required Company Vote.

(b) Unless this Agreement is terminated in accordance with Article IX, the obligation of the Company to convene and hold the Company Stockholders’ Meeting will not be limited or otherwise effected by any Change of Recommendation. Once the Company Stockholders’ Meeting has been called and noticed, the Company will not postpone or adjourn the Company Stockholders’ Meeting (other than for the absence of a quorum) without the consent of the Parent. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the immediately preceding sentence will not be effected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal or interest in an Acquisition Proposal or any Change of Recommendation. The Company’s Board of Directors will not, in connection with any Change of Recommendation, take any action to withdraw the approval of the Board of Directors of the Company of this Agreement and the Merger, including for purposes of Section 203 of the DGCL or any state takeover statute or state Law that purports to limit or restrict business combinations or the ability to acquire or vote shares to be inapplicable to the Agreement and the transactions contemplated hereby, including the Merger or the Voting Agreements.

Section 7.02 Proxy Statement.

(a) The Company will, as promptly as possible after the date of this Agreement, prepare and file with the Commission a preliminary Proxy Statement on Schedule 14A under the Exchange Act with respect to the Company Stockholders’ Meeting in connection with the transactions contemplated by this Agreement. The Parent and the Company will provide each other with any information concerning itself, its Subsidiaries and Affiliates required in order to effectuate the preparation and filing of the preliminary Proxy Statement. The Company will cooperate and provide the Parent (and its counsel) with a reasonable opportunity to review and comment on the preliminary Proxy Statement and any amendment or supplement to the Proxy Statement prior to filing such with the Commission, will accept all reasonable additions, deletions or changes suggested in connection therewith, and will provide the Parent with a copy of all such filings made with the Commission. The Company will notify the Parent upon the receipt of any comments from the Commission or its staff in connection with the filing

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of, or amendments or supplements to, the preliminary Proxy Statement. The Company will cooperate and provide the Parent (and its counsel) with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement prior to filing such statement with the Commission, and will provide the Parent with a copy of all such filings made with the Commission. As promptly as possible after comments are received from the Commission thereon and after the furnishing by the Company and the Parent of all information required to be contained therein, the Company will file with the Commission a revised Proxy Statement and will use its reasonable best efforts to have it cleared by the Commission as soon thereafter as possible. The Company will cause the Proxy Statement to be mailed to its stockholders at the earliest possible time after it is cleared by the Commission.

(b) The Parent and the Company will each ensure that the information provided by it for inclusion in the Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof, at the time of the Company Stockholders’ Meeting and at the Effective Time, (i) will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) will comply as to form in all material respects with the provisions of the Exchange Act. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its Subsidiaries or Affiliates, or its or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment to the Proxy Statement, the Company will promptly inform the Parent thereof in writing. If at any time prior to the Effective Time, any event or circumstance relating to the Parent or any of its Subsidiaries or Affiliates, or its respective officers or directors, should be discovered by the Parent that should be set forth in an amendment to the Proxy Statement, the Parent will promptly inform the Company thereof in writing.

Section 7.03 Appropriate Action; Consents; Filings.

(a) The Company and the Parent will each cooperate with each other and use (and will cause their respective Subsidiaries to use) commercially reasonable efforts (i) to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper or advisable on its part under this Agreement, applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement, (ii) to obtain from any Governmental Authorities any Authorizations or Orders required to be obtained by the Parent or the Company or any of their respective Subsidiaries in connection with the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, (iii) to make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any state securities or “Blue Sky” Laws, (B) the HSR Act and (C) any other applicable Law. The Parent and the Company will cooperate with each other in connection with the making of any such filing, will provide the non-filing party (and its counsel) with a reasonable opportunity to review and comment on such filing prior to such filing, will accept all reasonable additions, deletions or changes suggested in connection therewith and will provide the non-filing party with a copy of such filing. The Parent and the Company will provide each other with any information concerning itself, its Subsidiaries and Affiliates required for any application or other filing to be made pursuant to any applicable Law or any applicable Regulations of any Governmental Authority in connection with the

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transactions contemplated by this Agreement. The Company and the Parent will request early termination of the waiting period with respect to the Merger under the HSR Act. Notwithstanding anything herein to the contrary, nothing in this Agreement will be deemed to require the Parent or any of its Subsidiaries to agree to, or permit the Company or any of its Subsidiaries to agree to, any divestiture (including, without limitation, through a licensing arrangement) of any business, assets or property, or the imposition of any limitation on the ability of any of them to conduct their business or to own or exercise control of such business assets and properties.

(b) The Company will give prompt notice to the Parent of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger, (ii) any notice or other communication from any Governmental Authority in connection with the Merger, (iii) any actions, suits, claims, investigations or proceedings commenced or threatened in writing against, relating to or involving or otherwise affecting the Company or its Subsidiaries that relate to the consummation of the Merger and (iv) if there has been a material change in the current or future business, financial condition or results of operations of the Company, or any event or condition that might reasonably be expected to cause or result in any of its representations or warranties contained herein to be untrue or inaccurate in any material respect or to delay or impede the ability of the Company to consummate the transactions contemplated by this Agreement or to fulfill its obligations set forth herein. The Parent will give prompt notice to the Company of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger, (ii) any notice or other communication from any Governmental Authority in connection with the Merger and (iii) any event or condition that might reasonably be expected to cause or result in any of its representations or warranties contained herein to be untrue or inaccurate in any material respect or to delay or impede the ability of the Parent to consummate the transactions contemplated by this Agreement or to fulfill its obligations set forth herein. The delivery of any notice pursuant to this Section 7.03(b) will not limit or otherwise affect the remedies available hereunder of the parties hereto or the representations or warranties of the parties hereto or the conditions to the obligations of the parties hereto hereunder.

(c) The Company shall consult with the Parent prior to making its financial results for any period publicly available after the date of this Agreement and prior to filing any SEC Reports after the date of this Agreement.

(d) The Company will give (or will cause its Subsidiaries to give) any notices to third Persons, and use, and cause its Subsidiaries to use, its reasonable best efforts to obtain any consents from third Persons (A) necessary, proper or advisable to consummate the transactions contemplated by this Agreement or to satisfy any of the conditions set forth in Article VIII, (B) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated hereby or (C) required to prevent a Material Adverse Effect from occurring prior to or after the Effective Time or a material adverse effect on the Parent from occurring after the Effective Time. Notwithstanding anything herein to the contrary, nothing in this Agreement will be deemed to permit the Company or any of its Subsidiaries, without the prior written consent of the Parent, to agree to the payment of any money to any third Person (except regular filing fees with Governmental Authorities) to obtain any such third Person’s consent to the consummation of the transactions contemplated by this Agreement.

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(e) If the Company shall fail to obtain any consent from a third Person described in Section 7.03(d), the Company will use its reasonable best efforts, and will take any such actions reasonably requested by the Parent, to limit the adverse effect upon the Company and the Parent, their respective Subsidiaries, and their respective businesses resulting, or that could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

(f) The Company shall not settle or offer to settle any action, suit, investigation or proceeding against the Company, any of its Subsidiaries or any of their respective directors or officers by any stockholder of the Company arising out of or relating to this Agreement or the transactions contemplated by this Agreement without the prior written consent of the Parent. The Company shall not cooperate with any Person that may seek to restrain, enjoin, prohibit or otherwise oppose the transactions contemplated by this Agreement, and the Company shall cooperate with the Parent in resisting any such effort to restrain, enjoin, prohibit, or otherwise oppose such transactions.

Section 7.04 State Takeover Statutes. If any state takeover statute or state Law that purports to limit or restrict business combinations or the ability to acquire or vote shares is or may become applicable to the Merger or the other transactions contemplated by this Agreement, the Company and its Board of Directors will grant such approvals and take such other actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or Law on this Agreement and such transactions.

Section 7.05 [Reserved].

Section 7.06 Assumption of Obligations to Issue Stock and Obligations of Employee Benefit Plans; Employees.

(a) Automatically and without any consent or action on the part of the holder thereof, each Company Stock Option that is outstanding and unexercised immediately prior to the Effective Time will at the Effective Time cease to represent a right to acquire shares of Company Common Stock and will be assumed by the Parent and converted into an option to purchase that number of shares of the Parent Common Stock equal to (decreased to the nearest whole share): (i) the product of (1) the number of shares of Company Common Stock subject to such option immediately prior to the Effective Time and (2) the Merger Consideration divided by (ii) the Parent Common Stock Price. Each such option will have an exercise price per share of Parent Common Stock equal to (rounded up to the nearest whole cent): (i) the exercise price per share of Company Common Stock under such option immediately prior to the Effective Time multiplied by (ii) a fraction the numerator of which is equal to the number of shares of Company Common Stock subject to such option immediately prior to the Effective Time and the denominator of which is equal to the number of shares of the Parent Common Stock subject to such option immediately after the Effective Time as calculated in accordance with the immediately preceding sentence. After the Effective Time, except as provided above in this

Agreement and Plan of Merger

Section 7.06(a), each such option will be exercisable upon and subject to the same terms and conditions as were applicable under the related Company Stock Option prior to the date hereof. In the case of any Company Stock Option to which Section 421 of the Code applies by reason of the qualifications under Section 422 of the Code, the exercise price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option will be determined in a manner that complies with Section 424(a) of the Code. Immediately prior to the Effective Time, the offering and contribution periods under the Company Stock Purchase Plans shall terminate, the Company Common Stock shall be purchased as provided pursuant to the terms of the Company Stock Purchase Plans and the Company Stock Purchase Plans shall be terminated.

(b) On or prior to the Effective Time, the Company and the Parent will take or cause to be taken all such actions as may be necessary or desirable to authorize the transactions contemplated by paragraph (a) of this Section 7.06.

(c) As soon as reasonably practicable after the Effective Time (but in no event later than fifteen (15) business days after the Effective Time), the Parent will execute and deliver to each holder of a Company Stock Option a document evidencing the Parent’s assumption of the Company’s obligations under the Company Stock Options, as adjusted pursuant to Section 7.06(a). From and after the Effective Time, the Parent will take all corporate actions necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the assumed Company Stock Options.

(d) As promptly as practicable after the Effective Time (and in any event within fifteen (15) business days after the Effective Time), the Parent will file one or more Registration Statements on Form S-8 (or any successor or other appropriate form) with respect to the shares of Parent Common Stock subject to the assumed Company Stock Options or otherwise issuable under other Company Stock Plans and will take all actions reasonably necessary to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding and to comply with applicable state securities and “blue sky” Laws.

(e) Except as provided herein or as otherwise agreed to by the parties, each of the Company Stock Plans providing for the issuance or grant of Company Stock Options or Company Common Stock will be assumed as of the Effective Time by the Parent with such amendments thereto as may be required to reflect the Merger and the terms and conditions of this Agreement.

(f) The Parent shall take all reasonable actions necessary or appropriate to permit the employees of the Company and its Subsidiaries (“Company Employees”) to continue to participate from and after the Closing Date in the Current Company Benefit Plans maintained by the Company and its Subsidiaries immediately prior to the Closing Date other than the Company Stock Purchase Plans. Notwithstanding the foregoing, the Parent may permit or cause any such Current Company Benefit Plan to be terminated, discontinued or merged into the comparable Parent Benefit Plan on or after the Closing Date, provided that the Parent shall take all actions reasonably necessary or appropriate to permit the Company Employees participating in such Current Company Benefit Plan to immediately thereafter participate in the comparable

Agreement and Plan of Merger

Current Parent Benefit Plan maintained by the Parent or any of its Subsidiaries for their similarly situated employees. If the Current Company Benefit Plan that is terminated or discontinued by the Parent is a group health plan, then the Parent shall permit each Company Employee participating in such plan to be covered under a Current Parent Benefit Plan that (i) provides medical and dental benefits to each such Company Employee effective immediately upon the cessation of coverage of such individuals under such plan and/or (ii) waives any pre-existing condition restrictions to the extent necessary to provide immediate coverage and to the extent such restrictions were not applicable under such plan of the Company. The Parent and the Current Parent Benefit Plans shall recognize each Company Employee’s years of service and level of seniority with the Company and its Subsidiaries for purposes of terms of employment and eligibility, vesting and, with respect to vacation, disability and severance benefits only, benefit determination, under the Current Parent Benefit Plans. Parent shall cause the Company to honor, all existing severance and acceleration arrangements under existing agreements with the Company’s officers and directors disclosed on Section 7.06(f) of the Company’s Disclosure Letter and shall cause the Company to pay to any employee of the Company that is terminated by the Parent or the Company or any of their Subsidiaries after the Effective Time and that is not subject to such agreements an amount of severance pay that is consistent with the Parent’s practice for similarly situated employees after giving credit for such employee’s years of service to the Company.

(g) Nothing contained herein will be construed as requiring Parent to continue any specific Benefit Plan, or to continue the employment of any specific person.

Section 7.07 Indemnification of Directors and Officers.

(a) From the Effective Time until the sixth anniversary thereof, the Surviving Corporation shall fulfill and honor in all respects the obligations of the Company to its present and former directors and officers under any indemnification agreements and any provisions of the Company’s certificate of incorporation and bylaws as in effect on the date hereof. The certificate of incorporation of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Company’s present and former directors and officers as those contained in the Company’s certificate of incorporation and bylaws as in effect on the date hereof which provisions shall not be amended, repealed or otherwise modified in a manner adverse to Persons who were, immediately prior to the Effective Time, directors or officers of the Company until after the sixth anniversary of the Effective Time unless such modification is required by Law.

(b) The Parent will use its reasonable best efforts to cause to be maintained in effect from the Effective Time until the second anniversary thereof policies of directors’ and officers’ liability insurance covering those Persons who are currently covered by the Company’s directors’ and officers’ liability insurance policies providing substantially the same coverage and limits and containing terms and conditions that are not materially less advantageous taken as a whole with respect to claims arising from facts or events that occurred before the Effective Time as under current policies maintained by the Company; provided, however, that in no event will the Parent be required to expend annually more than 200 percent of the last annual premium paid by the Company prior to the date hereof for such insurance (the amount of which is set forth in Section 7.07 of the Company’s Disclosure Letter), but in such event shall purchase as much coverage as reasonably practicable for such amount.

Agreement and Plan of Merger

(c) The provisions of this Section 7.07 are intended to be for the benefit of, and will be enforceable by, each Person entitled to indemnification hereunder and the heirs and representatives of such Person.

Section 7.08 Merger Sub. Prior to the Effective Time, Merger Sub will not conduct any business or make any investments other than as specifically contemplated by this Agreement and will not have any assets (other than a de minimis amount of cash paid to Merger Sub for the valid issuance of its stock to the Parent).

Section 7.09 Resignations. On or prior to the Closing Date, the Company will deliver to the Parent evidence satisfactory to the Parent of the resignations of the directors of the Company, and to the extent requested by the Parent, of any of its Subsidiaries, such resignations to be effective as of the Effective Time.

Section 7.10 Section 16 Matters. Prior to the Effective Time, the Parent, Merger Sub and the Company shall take all steps as may be required to cause (i) the Merger and the other transactions contemplated by this Agreement, (ii) any acquisitions of Parent Common Stock resulting from the operation of Section 7.06 of this Agreement by each individual who will be immediately following the Effective Time subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Parent, and (iii) any dispositions of the Company Common Stock resulting from the Merger or the other transactions contemplated by this Agreement by each individual who will be immediately prior to the Effective Time subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 under the Exchange Act in accordance with the terms and conditions set forth in that certain No-Action Letter, dated January 12, 1999, issued by the Commission to Skadden, Arps, Slate, Meagher & Flom LLP.

Section 7.11 Public Announcements. The initial press release concerning the Merger will be a joint press release. Thereafter, so long as this Agreement is in effect, neither the Company nor the Parent, nor any of their respective Affiliates, shall issue or cause the publication of any press release or other announcement with respect to the Merger or this Agreement without the prior written consent of each of the other parties to this Agreement, except as such party determines may be required by law or by any listing agreement with or listing rules of a national securities exchange or the Nasdaq National Market, in which case, the party proposing to issue such press release or make such public announcement shall use its reasonable best efforts to consult in good faith with the other party before issuing such press release or making such public announcements.

ARTICLE VIII

CLOSING CONDITIONS

Section 8.01 Conditions to Obligations of Each Party. The respective obligations of each party to effect the Merger is subject to the satisfaction of the following conditions, any or all of which may be waived by the parties hereto, in whole or in part, to the extent permitted by applicable Law:

Agreement and Plan of Merger

(a) Stockholder Approval. This Agreement and the Merger shall have been approved by the Required Company Vote.

(b) Illegality. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, Regulation or Order (whether temporary, preliminary or permanent) that is in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger or the other transactions contemplated hereby.

(c) HSR Act. The waiting period under the HSR Act applicable to the Merger shall have expired or been terminated.

(d) Foreign Governmental Authorities. The applicable waiting period under any competition Laws, Regulations and Orders of foreign Governmental Authorities set forth in Schedule 8.01(d) shall have expired or been terminated.

Section 8.02 Additional Conditions to Obligations of the Parent Companies. The obligations of the Parent Companies to effect the Merger is subject to the satisfaction of the following conditions, any or all of which may be waived by the Parent on behalf of the Parent Companies, in whole or in part, to the extent permitted by applicable Law:

(a) Representations and Warranties. Each of the representations and warranties of the Company set forth in this Agreement (other than those contained in Sections 4.03 or 4.04 of this Agreement), disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of a specified date, in which case such representations and warranties shall be true and correct in all respects as of such specified date), except where the failure of such representations and warranties, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, to be true and correct would not, individually or in the aggregate, have a Material Adverse Effect, and each of the representations and warranties of the Company set forth in Sections 4.03 or 4.04 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of a specified date, in which case such representations and warranties shall be true and correct in all respects as of such specified date).

(b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all obligations, agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c) No Material Adverse Effect. No Material Adverse Effect shall have occurred since the date hereof and be continuing.

Agreement and Plan of Merger

(d) Compliance Certificate. The Parent Companies shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date, confirming that the conditions in Sections 8.02(a), (b) and (c) have been satisfied.

(e) No Pending Action. There shall not be any action taken, any Law, Regulation or Order enacted (whether temporary, preliminary or permanent), issued, promulgated, enforced, entered or deemed applicable by any Governmental Authority or pending or threatened any investigation, suit, action or proceeding by any Governmental Authority or other Person, (i) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the Merger, (ii) seeking to obtain material damages in connection with the transactions contemplated by this Agreement or (iii) imposing any condition or restriction that in the judgment of the Parent, acting reasonably, would be materially burdensome to the future operations or business of any business unit of the Parent or the Surviving Corporation after the Effective Time.

Section 8.03 Additional Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are subject to the satisfaction of the following conditions, any or all of which may be waived by the Company, in whole or in part, to the extent permitted by applicable Law:

(a) Representations and Warranties. Each of the representations and warranties of the Parent Companies set forth in this Agreement (i) that is qualified by and does not contain exceptions relating to materiality, shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of a specified date, in which case such representations and warranties shall be true and correct in all respects as of such specified date) and (ii) that is not qualified by and does not contain exceptions relating to materiality shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of a specified date, in which case such representations and warranties shall be true and correct in all material respects as of such specified date).

(b) Agreements and Covenants. The Parent Companies shall have performed or complied in all material respects with all obligations, agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time.

(c) Compliance Certificate. The Company shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date, confirming the conditions in Sections 8.03(a) and (b) have been satisfied.

Agreement and Plan of Merger

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

Section 9.01 Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the stockholders of the Company:

(a) by mutual consent of the Parent and the Company;

(b) by the Parent, upon a breach of any representation, warranty, covenant, obligation or agreement on the part of the Company set forth in this Agreement or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 8.02(a) or Section 8.02(b) would not be satisfied and such breach or untruth is not curable by the Company or if curable, is not cured within 30 days after notice thereof has been received by the Company;

(c) by the Company, upon a breach of any representation, warranty, covenant, obligation or agreement on the part of the Parent Companies set forth in this Agreement or if any representation or warranty of the Parent Companies shall have become untrue, in either case such that the conditions set forth in Section 8.03(a) or Section 8.03(b) would not be satisfied and such breach or untruth is not curable by the Parent Companies or if curable, is not cured within 30 days after notice thereof has been received by the Parent;

(d) by the Parent or the Company, if there shall be any Law or Regulation that makes consummation of the Merger illegal or otherwise prohibited, or if there shall be any final and nonappealable Order of a competent Governmental Authority that prevents or restrains the consummation of the Merger;

(e) by the Parent or the Company, if the Merger shall not have been consummated on or before October 31, 2004; provided, however, that the right to terminate this Agreement pursuant to this Section 9.01(e) shall not be available to any party whose failure or whose Affiliates’ failure to perform any covenant, obligation or agreement hereunder has been the cause of, or resulted in, the failure of the Merger to occur on or before such date;

(f) by the Parent or the Company, if this Agreement and the Merger shall fail to receive the Required Company Vote at the Company Stockholders’ Meeting (including any adjournment or postponement thereof);

(g) by the Parent, if the Board of Directors of the Company (A) shall fail to recommend or shall withdraw, modify or change in any manner adverse to the Parent its approval or recommendation of this Agreement and the Merger, (B) shall approve, recommend or publicly announce its intention to enter into any Acquisition Proposal, (C) shall have breached any of its obligations under Section 6.03, (D) shall fail to reaffirm its approval or recommendation of this Agreement and the Merger as promptly as practicable (but in any event within five Business Days) after receipt of any written request to do so from the Parent, (E) shall not have sent to its stockholders pursuant to Rule 14e-2 promulgated under the Securities Act a statement disclosing that the Board of Directors of the Company recommends rejection of any tender or exchange offer relating to its securities that has been commenced by a Person

Agreement and Plan of Merger

unaffiliated with the Parent within ten Business Days after such tender or exchange offer is first published, sent or given, (F) shall exempt any Person other than the Parent Companies from the provisions of Section 203 of the DGCL or any other state takeover statute or state Law that purports to limit or restrict business combinations or the ability to acquire or vote shares or (G) shall resolve to take any of the actions specified in clause (A) or (B) of this Section 9.01(g);

(h) by the Parent, if at any time after the date of this Agreement either the Chief Executive Officer or the Chief Financial Officer of the Company fails to provide the certifications required under Section 302 or Section 906 of the Sarbanes-Oxley Act with respect to any Annual Report on Form 10-K or Quarterly Report on Form 10-Q of the Company at the time such report is required to be filed under the Exchange Act; or

(i) by the Parent, if (A) the Company fails to timely file in accordance with the requirements of the Exchange Act and the Regulations thereunder any Annual Report on Form 10-K or Quarterly Report on Form 10-Q or, (B) at any time after the date of this Agreement, there is any restatement of the Company’s consolidated financial statements or any change to the Company’s previously announced financial results, which in either case reflects a restatement or change that as a whole is a material adverse adjustment to the Company’s financial statements or financial results or is reasonably expected, at the time of the restatement, to have a material adverse effect on any of the Company’s financial results or financial statements for any future period.

The right of any party hereto to terminate this Agreement pursuant to this Section 9.01 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

Section 9.02 Effect of Termination. Except as provided in Section 9.05 or Section 10.01 of this Agreement, in the event of the termination of this Agreement pursuant to Section 9.01, this Agreement will forthwith become void, there will be no liability on the part of the Parent Companies or the Company or any of their respective officers or directors to the other and all rights and obligations of any party hereto will cease, except that neither the termination of this Agreement nor anything herein will relieve any party from liability for any misrepresentation or inaccuracy in any of its representations or warranties or any breach or non-performance of any of its covenants or agreements under this Agreement.

Section 9.03 Amendment. This Agreement may be amended by the parties hereto by action authorized by their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of this Agreement and the Merger by the stockholders of the Company no amendment may be made that would require the further approval or authorization of the stockholders of the Company under the DGCL. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 9.04 Waiver. At any time prior to the Effective Time, any party hereto may to the extent legally allowed (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and

Agreement and Plan of Merger

warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver will be valid only if set forth in a written instrument signed on behalf of each of the party or parties to be bound thereby. For purposes of this Section 9.04, the Parent Companies will be deemed to be one party.

Section 9.05 Fees, Expenses and Other Payments.

(a) All Expenses incurred by the parties hereto will be paid by the party incurring such Expenses; provided, however, that in the event the transaction is consummated, Parent will pay all Expenses incurred by the Company.

(b) If this Agreement is terminated pursuant to (A) (i) Section 9.01(b) (breach by the Company), Section 9.01(e) (termination date) or Section 9.01(f) (failure to obtain Required Company Vote) and (ii) prior to such termination there shall have been an Acquisition Proposal made or any proposal or expression of interest by a third Person regarding an Acquisition Proposal shall have been publicly disclosed or (B) Section 9.01(g) (change of recommendation and related matters), then the Company will, in the case of a termination by the Parent, within three Business Days following notice of such termination or, in the case of a termination by the Company, prior to such termination, pay to the Parent by wire transfer in immediately available funds to an account designated by the Parent a termination fee of $8,750,000 (the “Termination Fee”).

(c) If this Agreement is terminated by either party pursuant to Section 9.01(f) (failure to obtain Required Company Vote) other than in the circumstances contemplated by Section 9.05(b) and if within six (6) months after the date of such termination the Company or any of its Subsidiaries enters into any agreement for an Acquisition Proposal which is ultimately consummated or consummates a transaction that constitutes an Acquisition Proposal, the Company will, upon consummation of such Acquisition Proposal, pay to the Parent by wire transfer in immediately available funds to an account designated by the Parent the Termination Fee.

(d) If the Company shall fail to pay any fee or other amount due hereunder, the Company shall pay the costs and expenses (including legal fees and expenses) of the other party in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime interest rate of JPMorgan Chase Bank, in effect from time to time, from the date such fee or other payment was required to be paid until payment in full.

(e) If (i) this Agreement is terminated by the Parent pursuant to Section 9.01 as a result of a breach of any representation, warranty, covenant or agreement by the Company, the Parent may pursue any remedies available to it at law or in equity and will be entitled to recover such additional amounts as the Parent may be entitled to receive at law or in equity or (ii) this Agreement is terminated by the Company pursuant to Section 9.01 as a result of a breach of any representation, warranty, covenant or agreement by the Parent, the Company may pursue any remedies available to it at law or in equity and will be entitled to recover such additional amounts as the Company may be entitled to receive at law or in equity.

Agreement and Plan of Merger

ARTICLE X

GENERAL PROVISIONS

Section 10.01 Effectiveness of Representations, Warranties and Agreements.

(a) Except as set forth in Section 10.01(b) of this Agreement, the representations, warranties, covenants and agreements of each party hereto will remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of their officers, directors, representatives or agents whether prior to or after the execution of this Agreement.

(b) The representations and warranties in this Agreement will terminate at the Effective Time and the representations, warranties, covenants and agreements of each of the parties hereto will terminate upon the termination of this Agreement pursuant to Section 9.01, except that the covenants and agreements set forth in Sections 9.02 and 9.05 and in this Article X will survive such termination of this Agreement.

Section 10.02 Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed to have been duly given if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses or sent by electronic transmission to the telecopier number specified below:

Agreement and Plan of Merger

(a)	If to any of the Parent Companies, to:

BMC Software, Inc.

2101 City West Boulevard

Houston, Texas 77042-2827

Attention: General Counsel

Telecopier No.: (713) 918-1110

(b)	If to the Company, to:

Marimba, Inc.

440 Clyde Avenue

Mountain View, California 94043

Attention: General Counsel

Telecopier No.: (650) 930-5605

with a copy to:

Fenwick & West LLP

Silicon Valley Center

801 California St.

Mountain View, CA 94041

Attn: David W. Healy, Esq.

Telecopier No.: (650) 938-5200

or to such other address or telecopier number as any party may, from time to time, designate in a written notice given in a like manner. Notice given by telecopier will be deemed delivered on the day the sender receives telecopier confirmation that such notice was received at the telecopier number of the addressee. Notice given by mail as set out above will be deemed delivered three Business Days after the date the same is postmarked.

Section 10.03 Headings. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

Section 10.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 10.05 Entire Agreement. This Agreement (together with the Annexes, the Exhibits, the Company’s Disclosure Letter, the Parent’s Disclosure Letter and the Confidentiality Agreement) constitutes the entire agreement of the parties, and supersedes all prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof.

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Section 10.06 Assignment. This Agreement may not be assigned prior to the Effective Time by operation of law or otherwise without the prior written consent of the other party or parties hereto, as the case may be.

Section 10.07 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, other than Section 7.07 is intended to or will confer upon any other Person (including but not limited to any present or former employees of any of the Company, Parent or their respective Subsidiaries and their respective dependents and beneficiaries) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 10.08 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

Section 10.09 Governing Law; Venue; Waiver of Jury Trial.

(a) This Agreement will be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law.

(b) THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 10.02 OR IN SUCH OTHER

Agreement and Plan of Merger

MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10.09.

Section 10.10 Specific Performance. The parties hereby acknowledge and agree that the failure of any party to this Agreement to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties to this Agreement for which monetary damages, even if available, will not be an adequate remedy. Accordingly, each of the parties hereto hereby consents to the granting of equitable relief (including specific performance and injunctive relief) by any Court of competent jurisdiction to enforce any party’s obligations hereunder. The parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this Section 10.10 is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

Section 10.11 Counterparts. This Agreement may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Agreement and Plan of Merger

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BMC SOFTWARE, INC.

By:	/s/ Robert E. Beauchamp
Name:	Robert E. Beauchamp
Title:	President and CEO

MALTA MERGER SUBSIDIARY, INC.

By:	/s/ George W. Harrington
Name:	George W. Harrington
Title:	President

MARIMBA, INC.

By:	/s/ Richard C. Wyckoff
Name:	Richard C. Wyckoff
Title:	CEO and President

Agreement and Plan of Merger

ANNEX A

SCHEDULE OF DEFINED TERMS

The following terms when used in the Agreement shall have the meanings set forth below:

“Acquisition Proposal” means any contract, proposal, offer or other indication of interest (whether or not in writing and whether or not delivered to the stockholders of the Company generally) relating to any transaction or series of related transactions (other than the transactions with Parent or any of its affiliates) involving: (a) any merger, amalgamation, share exchange, recapitalization, consolidation or other similar transaction directly or indirectly involving the Company, (b) any acquisition by any Person or a “group” (as defined under Section 13(d) of the Exchange Act) of any business that constitutes 15% or more of the Company’s consolidated net revenues, net income or stockholders’ equity, or assets representing 15% or more of the book value of the assets of the Company and its Subsidiaries, taken as a whole, or any license, lease, long-term supply agreement, exchange, mortgage, pledge or other arrangement having a similar economic effect, (c) any acquisition of beneficial ownership (as defined under Section 13(d) of the Exchange Act) by any Person or a “group” (as defined under Section 13(d) of the Exchange Act) of 15% or more of the voting stock of the Company or any of its Subsidiaries or any tender offer or exchange offer that if consummated would result in any Person or group beneficially owning 15% or more of the capital stock of the Company, or (d) any public announcement of an intention to do any of the foregoing.

“Affiliate” shall, with respect to any specified Person, mean any other Person that controls, is controlled by or is under common control with the specified Person.

“Authorization” shall mean any and all permits, licenses, authorizations, franchises, orders, certificates, registrations or other approvals granted by any Governmental Authority.

“Benefit Plans” shall mean, with respect to a specified Person, any employee pension benefit plan (whether or not insured), as defined in Section 3(2) of ERISA, any employee welfare benefit plan (whether or not insured) as defined in Section 3(1) of ERISA, any plans that would be employee pension benefit plans or employee welfare benefit plans if they were subject to ERISA, such as foreign plans and plans for directors, any stock bonus or other equity compensation, stock ownership, stock option, stock purchase, stock appreciation rights, phantom stock, severance, retention, employment, change-in-control, deferred compensation and any bonus or incentive compensation plan, agreement, program or policy (whether qualified or nonqualified, written or oral) sponsored, maintained, or contributed to by the specified Person or any of its Subsidiaries for the benefit of any of the present or former directors, officers, employees, agents, consultants or other similar representatives providing services to or for the specified Person or any of its Subsidiaries in connection with such services or any such plans which have been so sponsored, maintained or contributed to within six years prior to the date of this Agreement; provided, however, that such term shall not include (a) routine employment policies and procedures developed and applied in the ordinary course of business and consistent with past practice, including wage, vacation, holiday and sick or other leave policies, (b) workers compensation insurance and (c) directors and officers liability insurance.

Agreement and Plan of Merger

“Business Day” means any day other than a day on which banks in the State of Texas, the State of Delaware or the State of California are authorized or obligated to be closed.

“Closing” shall mean a meeting, which shall be held in accordance with Section 2.06, of representatives of the parties to the Agreement at which, among other things, all documents deemed necessary by the parties to the Agreement to evidence the fulfillment or waiver of all conditions precedent to the consummation of the transactions contemplated by the Agreement are executed and delivered.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Commission” shall mean the Securities and Exchange Commission.

“Company Annual Report” shall mean the Annual Report on Form 10-K of the Company for the year ended December 31, 2003 filed with the Commission.

“Company Benefit Plans” shall mean Benefit Plans with respect to the Company and its Subsidiaries.

“Company Common Stock” shall mean the common stock, par value $0.0001 per share, of the Company.

“Company Preferred Stock” shall mean the preferred stock of the Company, par value $.0001 per share.

“Company Stock Options” shall mean any options to acquire Company Common Stock whether granted pursuant to the Company Stock Plans or any other agreement (other than the Company Stock Purchase Plans).

“Company Stock Plans” shall mean the Marimba 1996 Stock Plan, the Marimba 1999 Omnibus Equity Incentive Plan, the Marimba 1999 Non-Employee Directors Option Plan, and the Marimba 2000 Supplemental Stock Plan.

“Company Stock Purchase Plans” shall mean the Marimba 1999 Employee Stock Purchase Plan and the Marimba International Employee Stock Purchase Plan.

“Company’s Consolidated Balance Sheet” shall mean the consolidated balance sheet of the Company as of December 31, 2003 included in the Company’s Consolidated Financial Statements.

“Company’s Consolidated Financial Statements” shall mean the consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2003 and 2002 and the related consolidated statements of operations and cash flows for the fiscal years ended December 31, 2001, 2002 and 2003, together with the notes thereto, all as audited by Ernst & Young LLP, independent accountants, under their report with respect thereto dated January 23, 2004 and included in the Company Annual Report.

Agreement and Plan of Merger

“Company’s Current Year’s SEC Reports” means any SEC Report filed by the Company with the Commission on or after January 1, 2004 and before the date of this Agreement.

“Company’s Disclosure Letter” shall mean a letter of even date herewith delivered by the Company to the Parent prior to the execution of the Agreement, which identifies exceptions to the Company’s representations and warranties contained in Article V.

“Control” (including the terms “controlled,” “controlled by” and “under common control with”) means (except where another definition is expressly indicated) the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

“Court” shall mean any court or arbitration tribunal of the United States, any foreign country or any domestic or foreign state, and any political subdivision thereof, and shall include the European Court of Justice.

“Current Company Benefit Plans” shall mean Benefit Plans that are sponsored, maintained or contributed to by the Company or any of its Subsidiaries as of the date of this Agreement.

“DGCL” shall mean the General Corporation Law of the State of Delaware.

“Disbursing Agent” shall mean EquiServe, Inc. or such other disbursing agent as may be designated by the Parent.

“Environmental Law or Laws” shall mean any and all Laws pertaining to health, safety or the environment currently in effect and applicable to a specified Person and its Subsidiaries, including the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Hazardous & Solid Waste Amendments Act of 1984, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Oil Pollution Act of 1990, as amended (“OPA”), any state or local Laws implementing the foregoing federal Laws, and all other environmental conservation or protection Laws. For purposes of the Agreement, the terms “hazardous substance” and “release” have the meanings specified in CERCLA; provided, however, that, to the extent the Laws of the state or locality in which the property is located establish a meaning for “hazardous substance” or “release” that is broader than that specified in either CERCLA, such broader meaning shall apply, and the term “hazardous substance” shall include all dehydration and treating wastes, waste (or spilled) oil, and waste (or spilled) petroleum products, and (to the extent in excess of background levels) radioactive material, even if such are specifically exempt from classification as hazardous substances pursuant to CERCLA or RCRA or the analogous statutes of any jurisdiction applicable to the specified Person or its Subsidiaries or any of their respective properties or assets.

Agreement and Plan of Merger

“Equity Securities” shall mean, with respect to a specified Person, any shares of capital stock of, or other equity interests in, or any securities that are convertible into or exchangeable for any shares of capital stock of, or other equity interests in, or any options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, such Person.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the Regulations promulgated thereunder.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the Regulations promulgated thereunder.

“Expenses” shall mean all reasonable out-of-pocket expenses (including all reasonable fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement, the solicitation of stockholder approvals and all other matters related to the consummation of the transactions contemplated hereby.

“GAAP” shall mean accounting principles generally accepted in the United States as in effect from time to time.

“Governmental Authority” shall mean any governmental agency or authority (including a Court) of the United States, any foreign country, or any domestic or foreign state, and any political subdivision thereof, and shall include any multinational authority having governmental or quasi-governmental powers.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“IRS” shall mean the Internal Revenue Service.

“Knowledge” means with respect to a party hereto, with respect to any matter in question, the actual knowledge of the executive officers of such party after reasonable inquiry of their respective direct reports.

“Law” shall mean all laws, statutes and ordinances of the United States, any state of the United States, any foreign country, any foreign state and any political subdivision thereof, including all decisions of Courts having the effect of law in each such jurisdiction.

“Lien” shall mean any mortgage, pledge, security interest, adverse claim, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement or the filing of or agreement to give any financing statement under the Laws of any jurisdiction.

“Material Adverse Effect” shall mean any change, effect, event, circumstance or occurrence with respect to the business, condition (financial or otherwise), results of operations, properties, assets, liabilities or obligations of the Company or any of its Subsidiaries, that is, or

Agreement and Plan of Merger

could be, material and adverse to the current or future business, condition (financial or otherwise), results of operations, properties, assets, liabilities or obligations of the Company and its Subsidiaries, taken as a whole, or could prevent or materially delay or impair the Company’s ability to perform its obligations under this Agreement. Notwithstanding the foregoing, none of the following constitutes a Material Adverse Effect: (i) a change in the trading prices of the Company’s Equity Securities between the date hereof and the Effective Time (but not any change, effect, event, circumstance or occurrence underlying such change to the extent such change, effect, event, circumstance or occurrence would otherwise constitute a Material Adverse Effect); (ii) effects, changes, events, circumstances or conditions generally affecting the industry in which the Company operates or arising from changes in general business or economic conditions (and not specifically relating to or having the effect of specifically relating to or having a materially disproportionate effect (relative to most other industry participants) on the Company); (iii) effects, changes, events, circumstances or conditions directly attributable to (A) reasonable out-of-pocket fees and expenses (including without limitation legal, accounting, investigatory, investment banking, and other fees and expenses) incurred in connection with the transactions contemplated hereby or (B) the payment by the Company of all amounts due to any officers or employees of the Company under employment contracts, employee benefit plans or severance arrangements described in the Company’s Disclosure Letter; (iv) any effects, changes, events, circumstances or conditions resulting from any change in law or generally accepted accounting principles, which affect generally entities such as the Company (and not specifically relating to or having the effect of specifically relating to or having a materially disproportionate effect (relative to most other industry participants) on the Company); and (v) any effects, changes, events, circumstances or conditions (including those relating to employee attrition or delays in orders from customers or channel partners) resulting from the announcement or pendency of any of the transactions contemplated by this Agreement (provided that the exception in this clause (v) shall not apply to the use of the term “Material Adverse Effect” in Section 8.02(a) with respect to the representations and warranties contained in Sections 4.04, 4.05, 4.06, 4.13(i), 4.13(j) and 4.17(a)).

“Material Contract” shall mean each existing contract, lease, indenture, agreement, arrangement or understanding to which the Company or any of its Subsidiaries is a party or to which any of the assets or operations of the Company or any of its Subsidiaries is subject that (a) is of a type that would be required to be included as an exhibit to a registration statement on Form S-1 pursuant to Paragraph (2), (4) or (10) of Item 601(b) of Regulation S-K under the Securities Act if such a registration statement were to be filed by the Company under the Securities Act on the date of determination, or (b) is described below:

(1) Any collective bargaining agreement or other contract with any labor union, collective bargaining representative, works council, or other form of employee representative;

(2) any contract, agreement or understanding materially limiting or restricting the freedom of the Company or any of its Subsidiaries (A) to engage in any line of business, (B) to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any asset, (C) to compete with any Person or (D) to engage in any business or activity in any geographic region;

Agreement and Plan of Merger

(3) any lease or similar agreement under which the Company or any of its Subsidiaries is the lessor of, or makes available for use by any third Person, any tangible personal property owned by the Company or any of its Subsidiaries for an annual rent in excess of $50,000, in each case;

(4) any material exclusive license, sales, distributorship or similar agreement relating to the products sold or services provided by the Company or any of its Subsidiaries;

(5) any agreement pursuant to which another Person has access to, or the right to obtain access to, any of the source code of any of the Company Products;

(6) any contract, agreement, understanding or instrument individually having a value in excess of $2,000 and that relates to any loan or advance by the Company or any of its Subsidiaries to, or investment by the Company or any of its Subsidiaries in, any Person (excluding trade receivables and advances to employees for normally incurred business expenses and advances against sales commissions each arising in the ordinary course of business consistent with past practice);

(7) any partnership, joint venture or profit sharing agreement with any Person, which partnership, joint venture or profit sharing agreement generated any revenues during its most recently completed fiscal year or is expected to generate any revenues during the current fiscal year;

(8) any currently existing employment or consulting agreement, contract or commitment between the Company or any of its Subsidiaries and any current employee, officer, director or individual consultant thereof (excluding invention assignment and confidentiality agreements with employees entered into in the ordinary course of business consistent with past practice and excluding consulting agreements pursuant to which aggregate payments are less than $25,000 per annum);

(9) any development agreement or license agreement relating to the products of the Company or any of its Subsidiaries, which agreement generated in excess of $400,000 in revenue during the Company’s most recently completed fiscal year;

(10) any distributor or reseller agreements relating to the Company Products, which agreement generated revenue during the Company’s most recently completed fiscal year of $400,000 or more;

(11) any contract, agreement or understanding relating to the disposition or acquisition by the Company or any of its Subsidiaries after the date of this Agreement of a material amount of assets outside of the ordinary course of business consistent with past practice;

(12) any dealer, distributor, joint marketing or development contract, agreement or understanding under which the Company or any of its Subsidiaries has continuing material obligations to jointly market any product, technology or service and which may not be cancelled without penalty upon notice of 90 days or less;

Agreement and Plan of Merger

(13) any contract, agreement or understanding pursuant to which the Company or any of its Subsidiaries has continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by the Company or any of its Subsidiaries and which may not be canceled without penalty upon notice of 90 days or less;

(14) any contract, agreement or understanding to license any third party the right to manufacture or reproduce (other than copies of licensed software) any of the Company’s Intellectual Property or any of the Company Products or any related services;

(15) any material contract, agreement or understanding granting rights to a third party to make, import, sell, offer to sell or distribute any of the Company’s Intellectual Property or any of the Company Products or any related services except agreements with distributors or sales representatives in the ordinary course of business cancellable without penalty upon notice of 90 days or less and in or substantially in the form provided to Parent (excluding non-exclusive, immaterial, trademark and logo arrangements for promotional goods that can be terminated upon ninety (90) days or less notice or that do not involve payments by Company of $50,000 or more);

(16) contracts, agreements or understandings relating to any outstanding commitment for capital expenditures in excess of $50,000;

(17) contracts, agreements or understandings containing provisions applicable upon a change of control of the Company or any of its Subsidiaries;

(18) contracts, agreements or understandings with former or present directors or officers;

(19) contracts, agreements or understandings providing for “earn-outs,” “savings guarantees,” “performance guarantees” or other contingent payments by the Company or any of its Subsidiaries involving potential payments of more than $5,000 per year or $20,000 over the term of the obligation (excluding bonus and commission arrangements with non-officer employees of the Company or any of its Subsidiaries entered in the ordinary course of business consistent with past practice);

(20) confidentiality or standstill agreements with any Person that restrict the Company or any of its Subsidiaries in the use of any information or the taking of any actions that were entered into in connection with the consideration by the Company or any of its Subsidiaries of any material acquisition of a third Person’s assets or Equity Securities (excluding those certain confidentiality agreements entered into prior to April 15, 2004 with parties with whom the Company has previously discussed an Acquisition Proposal);

(21) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit (excluding any arrangement entered into with a non-officer employee of the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice);

Agreement and Plan of Merger

(22) any contract, agreement or understanding under which the Company or any of its Subsidiaries has agreed to indemnify any third Person with respect to any material Tax liability or to share the Tax liability of any third Persons; and

(23) any other agreement which is material to the Company and its Subsidiaries taken as a whole.

“Order” shall mean any judgment, order or decree of any Court or other Governmental Authority, federal, foreign, state or local, of competent jurisdiction.

“Parent Benefit Plans” shall mean Benefit Plans with respect to the Parent and its Subsidiaries.

“Parent Common Stock” shall mean the common stock, par value $.001 per share, of the Parent, including the associated right to receive or purchase Series A Junior Preferred Stock of the Parent pursuant to the Parent’s Rights Agreement.

“Parent Common Stock Price” shall mean the average of the closing prices of the Parent Common Stock on the New York Stock Exchange for the five consecutive trading days immediately following the Effective Time.

“PBGC” shall mean the Pension Benefit Guaranty Corporation.

“Parent’s Rights Agreement” shall mean that certain Rights Agreement dated as of May 8, 1995 between the Parent and The First National Bank of Boston, as rights agent.

“Person” shall mean (i) an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other form of business or professional entity, but shall not include a Governmental Authority, or (2) any “person” for purposes of Section 13(d)(3) of the Exchange Act.

“provided” shall mean documents delivered to the Parent or its counsel and documents made available in the data room provided for the Parent’s diligence purposes.

“Proxy Statement” means the proxy statement to be filed with the Commission and sent to the stockholders of the Company in connection with the solicitation of proxies to obtain the Required Company Vote at the Company Stockholders’ Meeting, as amended or supplemented from time to time.

“Regulation” shall mean any rule or regulation of any Governmental Authority having the effect of Law or of any rule or regulation of any self-regulatory organization, such as the NYSE.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the Regulations promulgated thereunder.

Agreement and Plan of Merger

“SEC Reports” shall mean (1) all Annual Reports on Form 10-K, (2) all Quarterly Reports on Form 10-Q, (3) all proxy statements relating to meetings of stockholders (whether annual or special), (4) all Current Reports on Form 8-K and (5) all other reports, schedules, registration statements or other documents required to be filed by a specified Person with the Commission pursuant to the Securities Act or the Exchange Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the Regulations promulgated thereunder.

“Subsidiary” of a specified Person shall be any corporation, partnership, limited liability company, joint venture or other legal entity of which the specified Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity or partnership interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity or of which the specified Person controls the management.

“Superior Proposal” means any bona fide written proposal by any Person (other than Parent or any of its Affiliates) to acquire, directly or indirectly, all or substantially all of the businesses or assets of the Company and its Subsidiaries, taken as a whole, or more than 50% of the Company’s voting capital stock, whether by way of merger, amalgamation, share exchange, take-over bid, tender offer, recapitalization, sale of assets or otherwise, and that in the good faith determination by affirmative vote of a majority of all of the members of the Board of Directors of the Company, after consultation with its financial advisors and after taking into account all legal, financial, regulatory and other aspects of such proposal and the party making such proposal, (a) is reasonably capable of being completed without undue delay (beyond normal deal timeline ranges for similar transactions), (b) is not subject to any financing contingency and (c) would, if consummated in accordance with its terms, result in a transaction more favorable to the Company’s stockholders from a financial point of view than the Merger.

“Tax” or “Taxes” shall mean all taxes, charges, imposts, tariffs, fees, levies or other similar assessments or liabilities, including income taxes, ad valorem taxes, excise taxes, withholding taxes, social security taxes, stamp taxes, value added taxes or other taxes of or with respect to gross receipts, premiums, real property, personal property (tangible and intangible), windfall profits, sales, use, transfers, licensing, registration, employment, capital stock, unemployment, disability, payroll, estimated and franchises imposed by or under any Law; and such terms shall include any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any such tax or any contest or dispute thereof.

“Terminated Company Benefit Plans” shall mean Benefit Plans that were sponsored, maintained or contributed to by the Company or any of its Subsidiaries within six years prior to the date of this Agreement but which have been terminated prior to the date of this Agreement.

Agreement and Plan of Merger